                              DATED 19 June 1996







                        (1)  ADVENT INTERNATIONAL FUNDS

                           (2)  MORGAN STANLEY FUNDS

                         (3)  CHESTNUT HILL MEDIA, INC

                            (4) ECO HOLDINGS II LTD

                              (5) KPN KABEL B.V.

              (6) WILLARD HOLDINGS INC AND WOODWARD HOLDINGS INC

               (7) BEN K BARTEL AND CHARLOTTE CABLE HOLDINGS INC

                            (8) OTHER SHAREHOLDERS

                                      AND

                       (9) KABELMEDIA BETEILIGUNGS GMBH




                   -----------------------------------------

                            SHAREHOLDERS' AGREEMENT

                   -----------------------------------------






                               Baker & McKenzie
                             100 New Bridge Street
                                London EC4V 6JA
                             Tel: (0171) 919 1000
                             Fax: (0171) 919 1999
                                 Ref: TLP/CAW

                                   CONTENTS

CLAUSES                                                                   PAGE
- -------                                                                   ----
1.        Definitions and Interpretation  . . . . . . . . . . . . . . . .    3
2.        Completion  . . . . . . . . . . . . . . . . . . . . . . . . . .   15
3.        The Business  . . . . . . . . . . . . . . . . . . . . . . . . .   17
4.        Management of the Company . . . . . . . . . . . . . . . . . . .   18
5.        Proceedings of Shareholders . . . . . . . . . . . . . . . . . .   25
6.        Matters Requiring Approval  . . . . . . . . . . . . . . . . . .   26
7.        Finance . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
8.        Transfer of Shares  . . . . . . . . . . . . . . . . . . . . . .   33
9.        Intentionally Omitted   . . . . . . . . . . . . . . . . . . . .   33
10.       Management of Corporate Opportunities . . . . . . . . . . . . .   33
11.       Winding-up  . . . . . . . . . . . . . . . . . . . . . . . . . .   36
12.       Agreements between Members of the Group and the Shareholders  .   37
13.       Undertakings regarding the Operations of the Company  . . . . .   37
14.       Confidentiality . . . . . . . . . . . . . . . . . . . . . . . .   40
15.       Mutual Co-operation . . . . . . . . . . . . . . . . . . . . . .   42
16.       Restrictions on Announcements . . . . . . . . . . . . . . . . .   43
17.       No Partnership  . . . . . . . . . . . . . . . . . . . . . . . .   43
18.       Termination . . . . . . . . . . . . . . . . . . . . . . . . . .   43
19.       Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
20.       Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
21.       Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . .   44
22.       Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . .   44
23.       Variation . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
24.       Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
25.       Conflict with Articles of Association . . . . . . . . . . . . .   47
26.       Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
27.       Severability  . . . . . . . . . . . . . . . . . . . . . . . . .   47
28.       Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . .   47
29.       Completion  . . . . . . . . . . . . . . . . . . . . . . . . . .   48
30.       Governing Law and Submission to Jurisdiction  . . . . . . . . .   48

SCHEDULE 1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
          Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . .

SCHEDULE 2  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
          Merger Agreement  . . . . . . . . . . . . . . . . . . . . . . . .

SCHEDULE 3  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
          The Articles of Association . . . . . . . . . . . . . . . . . . .

SCHEDULE 4  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
          Deed of Adherence . . . . . . . . . . . . . . . . . . . . . . . .

SCHEDULE 5  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
          Standing Orders for Management  . . . . . . . . . . . . . . . . .

SCHEDULE 6  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
          Share Subscription Agreement  . . . . . . . . . . . . . . . . . .

THIS AGREEMENT is made on the 19th day of June 1996
BETWEEN:

(1) The participating funds affiliated to the Advent International Network listed in Schedule 1 Part 1 c/o Advent International Corporation of 101 Federal Street, Boston, Massachusetts 02110, USA (together "AI")

(2) The Morgan Stanley Funds listed in Schedule 1 Part 2 of 1221 Ave. of the Americas, New York, NY 10020 (together "Morgan Stanley")

(3) CHESTNUT HILL MEDIA, INC. of 27 Boylston Street, Chestnut Hill, Massachusetts 02167 ("General Cinema")

(4) ECO HOLDINGS II (CAYMAN) LTD of c/o Maples & Calder, Ugland House, George Town, Grand Cayman, Cayman Islands, British West Indies ("APAX")

(5) KPN KABEL B.V. a company incorporated under the laws of the Netherlands seated in Groningen, whose principal place of business is at Polarisavenue 27, 2132 JH Hoofddorp, The Netherlands ("KPN Kabel")

(6) WILLARD HOLDINGS INC a company incorporated under the laws of the State of Delaware and WOODWARD HOLDINGS INC a company incorporated under the laws of the State of Delaware, each of 802 Delaware Avenue, 13th Floor, Wilmington, DE 19801, USA (together "Chase")

(7) BEN K BARTEL of Oberer Steinweg 10, 085232 Plauen, Germany and CHARLOTTE CABLE HOLDINGS, INC., a Delaware Company with corporate file number 2303152 of c/o Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 (together "the Bartel Group");

(8)       The Shareholders listed in Schedule 1 Part 8; and





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
(9) KABELMEDIA BETEILIGUNGS GMBH, a limited liability company incorporated in Germany registered in the Commercial Register at the Local Court in Frankfurt am Main with registered number HRB 39585 whose registered office is at Bethmannstrasse 50-54, D-60311 Frankfurt am Main ("the Company").

RECITALS:

(A) ECO I and Charlotte Cable Holdings, Inc. ("Charlotte") are the holders of the entire share capital of KVB.

(B) ECO II and Ben K Bartel are the holders of the entire share capital of the Company.

(C) ECO I, Charlotte, ECO II, Ben Bartel, KVB and the Company have agreed to merge KVB into the Company on the terms set out in the Merger Agreement (as defined below).

(D) ECO I, Charlotte, ECO II, Ben Bartel, and the Company have agreed that, upon the registration of the merger of KVB into the Company, they will agree to increase the share capital of the Company to DM200,000 and Ben Bartel and Charlotte will subscribe for only such amount of nominal share capital as will result in their aggregate holding (after such increase) being 5% of the share capital of the Company and that they will grant certain options to the Company to acquire the shares held by them, in consideration for which ECO I and ECO II will waive all loans owed to them by the Company and its subsidiaries all upon the terms and conditions of the Share Subscription Agreement (as defined below).

(E) The general partners and limited partners in each of ECO I and ECO II have agreed that, immediately upon the merger of KVB into the Company being finally registered in the Commercial Register (as defined below) they will dissolve each of ECO I and ECO II in accordance with the respective limited partnership agreements.

(F) Immediately after the merger of KVB into the Company and the dissolution of ECO I and ECO II, the Shareholders will hold all of the share capital in the Company in the proportions and with the partial shares set out in Schedule 1 Parts 1 to 8.

(G) The Shareholders have agreed to operate the Company for the purposes and on the terms set out below and have agreed to enter into certain obligations in respect of their shareholdings in the Company as set out below.

(H) Each of the Parties enters into this Agreement in consideration of each of the other Parties entering into this Agreement and accepting the terms, undertakings and covenants contained herein.

TERMS:

1.        DEFINITIONS AND INTERPRETATION

1.1. In this Agreement and the Recitals, where the context so admits, the following words and expressions shall have the following meanings:

          "Advent International"   means AI and any AI Affiliate or Affiliates
                                   which is or are the holder or beneficial owner of any Shares;

          "AI Affiliate"           means any company, partnership or fund
                                   which is affiliated to the Advent
                                   International network, the headquarters of which are at 101 Federal Street, Boston,
                                   Massachusetts 12110, USA or any Associate of any such company, partnership or fund;

          "Ancillary
          Agreement(s)"            means the following agreements:

                                   (i)     an employment agreement to be
                                           entered into between the Company
                                           and Ben Bartel;

                                   (ii)    an employment agreement to be
                                           entered into between the Company
                                           and Paul Thomason; and

                                   (iii)   an employment agreement to be
                                           entered into between the Company
                                           and Ernst Uhlig;

          "Articles of             means the Articles of Association (Satzung)
          Association"             to be adopted by the Company in the form of
                                   the draft attached as Schedule 3 and any reference to an "Article" shall be a reference to that article of the Articles of Association;

          "Associate"              means:

                                   in relation to any company, its holding
                                   company or a subsidiary of it or its
                                   holding company; and

                                   in relation to any partnership (other than ECO I and ECO II), any of its partners or any other partnership in which any of such partners is a partner; and

                                   in relation to any Party which holds Shares as bare trustee, the beneficial owner of those Shares or another bare trustee of the same beneficial owner; and in relation to any unit trust, any of the holders of units in that trust; and

                                   in relation to any Party any other person which holds and will at all times hold Shares as bare trustee for that Party in relation to any Party any person to whom in accordance with Article 7 of the Articles of Association such Party could have transferred its Shares;

          "Business"               means the business of the Group as
                                   described in Clause 3 and such other
                                   business as the Shareholders may agree from time to time (in accordance with Clause 6) should be carried on by the Group;

          "Business Day"           means a day (excluding Saturday) on which
                                   the commercial banks are open for business in Frankfurt am Main;

          "Business Opportunity"   means any business opportunity which falls
                                   within the types of business to be carried on by the members of the Group in the Federal Republic of Germany which for these purposes shall be deemed to be the provision of cable television services and the delivery of "video on demand", "pay per view" and satellite programming by means of cable television systems and, for the purposes of determining whether a proposed acquisition of an interest in an undertaking or of assets falls within this definition, such proposed acquisition shall be deemed to be an opportunity in the Federal

                                   Republic of Germany if 15% or more of the Total Assets to be acquired or, in the case of a development opportunity, to be developed shall be situated in the Federal Republic of Germany and shall fall within the types of business then carried on by the Members of the Group;

          "Business Plan"          means at the date of this Agreement, the
                                   Group's 3 year business plan in the
                                   approved terms and at any subsequent date the most recent business plan of the Group approved by the Shareholders in accordance with Clause 13.2;

          "Commercial Register"    means Commercial Register maintained by the
                                   Local Court (Amtsgericht) in Frankfurt am
                                   Main;

          "Companies Acts"         means, where the entity in question is a
                                   limited liability company (Gesellschaft mit beschrankter Haftung), the German Limited
                                   Liability Companies Statute (GmbHG), where the entity in question is a partnership or limited partnership
                                   (Kommanditgesellschaft), the German
                                   Commercial Code (HGB) and where the entity in question is a Stock Corporation
                                   (Aktiengesellschaft), the German Stock
                                   Corporation Act (AktG);

          "Completion"             means completion of the matters
                                   referred to in Clause 2;

          "Completion Date"        means the date of this Agreement (or such
                                   later date as the Parties may agree in
                                   writing);

          "Connected Person"       means, in relation to any person, a person,
                                   company, partnership or other entity which is, in relation to that first person, a connected entity (verbundenes Unternehmen) for the purposes of Section 15 of the German Stock Corporation Act (AktG) provided that:

                                   (i)     in the case of KPN Kabel, the term
                                           "Connected Person" shall not apply
                                           to any direct or indirect
                                           shareholder of KPN Kabel or to any
                                           undertaking which would be
                                           "connected" solely by means of its
                                           being controlled by such direct or
                                           indirect shareholders of KPN Kabel;
                                           and

                                   (ii)    in the case of Morgan Stanley, the
                                           term "Connected Person" shall mean
                                           the general partner of each of the
                                           Morgan Stanley Funds listed in
                                           Schedule 1 Part 2 which is a party
                                           to this Agreement and its general
                                           partner, Morgan Stanley Capital
                                           Partners III, Inc. and any
                                           corporation, partnership or other
                                           entity which is a subsidiary of any
                                           of them;

          "Deed of Adherence"      means a deed in the form attached as
                                   Schedule 4 pursuant to which a transferee of Shares agrees to be bound by all the terms of this Agreement as if it had been a signatory;

          "Director"               means any member of the Executive Committee
                                   of the Shareholders appointed pursuant to Clause 6 (or his duly appointed alternate);

          "ECO I" ECO Holdings Limited Partnership, a limited partnership formed on 11 March 1994 under the laws of the State of Delaware;

          "ECO II" ECO Holdings II Limited Partnership, a limited partnership formed on 30 December 1994 under the laws of the State of Delaware;

          "Executive               means the executive committee of the
          Committee"               Shareholders established and operating
                                   pursuant to the provisions of Clause 4 or the Directors present (personally or by their alternates) at any meeting of the executive committee duly convened and held;

          "Group" means the Company and its subsidiaries from time to time and the expression "Member of the Group" shall be construed accordingly;

          "holding company"        means, in relation to a person, any person
                                   of which the first mentioned person is a subsidiary;

          "Homes Passed"           means the private houses, apartments and
                                   other residential premises to which any
                                   Member of the Group either is currently or is capable of supplying with television signal as shown in the Company's consolidated subscriber records or, in the case of systems which are not owned by Members of the Group, appear in a listing prepared consistently applying the principles used in the preparation of the Company's records;

          "KVB" Kabelvision Beteiligungs GmbH, a limited liability company incorporated in Germany registered in the Commercial Register with registered number HRB 35644 whose registered office is at Bethmannstrasse 50-54, D-60311 Frankfurt am Main;

          "Listing"                means the admission to trading on a stock
                                   exchange of the share capital (or any part thereof) of any entity into which the Company is transformed which is agreed to by the holders of at least 75% of the share capital of the Company;

          "Merger Agreement"       means the merger agreement in the form
                                   annexed hereto as Schedule 2 to be executed between KVB, the Company, ECO I, Charlotte,
                                   ECO II and Ben K Bartel pursuant to which
                                   KVB will be merged into the Company with retroactive effect from 30 November 1995, attached to which are the following documents:

                                   (i)     Audited balance sheet of KVB as at
                                           30 November 1995;

                                   (ii)    the Articles of Association;

                                   (iii)   merger filing statements by each of
                                           the Company and KVB; and

                                   (iv)    valuation opinion from Ernst &
                                           Young with respect to KVB.

          "Net Revenue"            means, for any period, the revenue derived
                                   in that period from the delivery of
                                   television signal to consumers as shown in the consolidated profit and loss accounts for the Company or, in the case of systems which are not owned by Members of the Group, as shown in a profit and loss account for the relevant period prepared consistently applying the accounting policies used to prepare the accounts for the Members of the Group;

          "Operating Cash          means, for any period, the Net Revenue in
          Flow"                    that period plus all other operating
                                   revenue in that period less the sum of all operating costs and expenses in that period before deduction of depreciation, amortisation and interest, calculated and prepared in accordance with US Generally
                                   Accepted Accounting Practices;

          "Parties"                means the parties to this Agreement and
                                   "Party" means any one of them including any other person who becomes a member of the Company and who agrees to be bound by the provisions of this Agreement by executing a Deed of Adherence;

          "Relevant Proportion"    means in relation to a Shareholder, the
                                   proportion which the voting rights
                                   attaching to the Shares of that Shareholder bears to the total voting rights of all the Shares in issue at that time;

          "Share" means any share (of whatever nature or denomination) in the share capital from time to time of the Company;

          "Shareholder"            means each of the persons listed in
                                   Schedule 1 to this Agreement for so long as they hold any Shares and any registered holder of one or more Shares from time to time which or who agrees to be bound by the provisions of this Agreement by executing a Deed of Adherence;

          "Shareholder Groups"     means;
                                   (i)     Advent International;
                                   (ii)    Morgan Stanley;
                                   (iii)   General Cinema;
                                   (iv)    APAX;
                                   (v)     KPN Kabel;
                                   (vi)    Chase; and
                                   (vii)   The Bartel Group;
                                   and "Shareholder Group" means any one of them and each of the Shareholder Groups shall include any person to whom any Shareholder transfers any of their Shares in accordance with this Agreement and who executes a Deed of Adherence provided that, where any Share is transferred to a transferee which is already a member of another Shareholder Group, that transferee shall not thereby become a member of the transferor's Shareholder Group;

          "subsidiary"             means, in relation to a company,
                                   corporation, partnership, trust, any other entity or person, any company, corporation or partnership:

                                   (i)     which is controlled, directly or
                                           indirectly, by the first-mentioned
                                           company or corporation or
                                           partnership;

                                   (ii)    more than half the issued share
                                           capital or partnership interests of
                                           which is beneficially owned,
                                           directly or indirectly, by the
                                           first mentioned company,
                                           corporation or partnership; or

                                   (iii)   which is a subsidiary of another
                                           subsidiary of the first mentioned
                                           company, corporation or partnership


                                   and for these purposes, a company,
                                   corporation or partnership shall be treated as being controlled by another entity or person if that entity or person is able to direct its affairs and/or to elect a majority of its board of directors (or any equivalent body) and/or to appoint or dismiss the general partner thereof;

          "Share Subscription
          Agreement"               means the share subscription agreement in
                                   notarial form (a copy of the operative
                                   provisions of which is attached hereto as
                                   Schedule 6) to be entered into between ECO
                                   I, ECO II, Ben Bartel, Charlotte, Paul
                                   Thomason, Ernst Uhlig and the Company,
                                   pursuant to which, upon the registration of the merger of KVB into the Company, they will agree to increase the capital of the Company to DM200,000 and Ben Bartel and
                                   Charlotte will subscribe for only such
                                   amount of nominal share capital as will
                                   result in their aggregate holding (after such increase) being 5% of the share capital of the Company and that they will grant certain options to the Company to acquire the shares held by them, in consideration for which ECO I and ECO II will waive all loans owed to them by the Company and its subsidiaries;

          "Standing Orders"        means the standing orders for management
                                   (Richtlinien fur die Geschaftsfuhrung) to be adopted by the Shareholders in the form attached hereto as Schedule 5;

          "Third Party
          Interest"                means and includes any interest or equity
                                   of any person (including any right to
                                   acquire, option or right of pre-emption), voting arrangement, mortgage, charge, pledge, bill of sale, lien, deposit, hypothecation, assignment or any other encumbrance, priority or security interest or arrangement or interest under any contract or trust or any other third party interest of whatsoever nature over or in the relevant property; and

          "Total Assets"           means the consolidated assets figure in the
                                   balance sheet in the monthly management
                                   accounts for the Company or, in the case of systems which are not owned by Members of the Group, as shown in a balance sheet drawn up as at the relevant date prepared consistently applying the accounting policies used to prepare the accounts for the Members of the Group.

1.2. References to statutes or statutory provisions shall be construed as references to those statutes or provisions as respectively amended or re-enacted or as their application is modified from time to time by other provisions (whether before or after the date hereof) and shall include any statutes or provisions of which they are re-enactments (whether with or without modification) and any orders, regulations, instruments or other subordinate legislation under the relevant statute or statutory provision. References to sections of consolidating legislation shall wherever necessary or appropriate in the context be construed as including references to the sections of the previous legislation from which the consolidating legislation has been prepared.

1.3. References to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced from time to time.

1.4. References in this Agreement to Recitals, Clauses, paragraphs and Schedules are to clauses and paragraphs in and recitals and schedules to this Agreement. The Recitals and Schedules to this Agreement shall be deemed to form part of this Agreement.

1.5. Headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.6. References to the Shareholders include their respective successors and permitted assigns.

1.7. References to persons shall include any individual, any form of body corporate, unincorporated association, firm, partnership, joint venture, consortium, association, institution, organisation or trust (in each case whether or not having a separate legal personality);

1.8. The masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.

1.9. A document expressed to be "in the approved terms" means a document the terms of which have been approved by or on behalf of all of the Shareholders and a copy of which has been signed for the purposes of identification by or on behalf of the Shareholders.

1.10. In this Agreement, a reference to agreement by or between the Shareholders or to approval of the Shareholders or to notice in writing from the Shareholders means agreement by or between, the approval of, or notice from all Shareholders PROVIDED THAT in relation to agreement or approval or notice from a Shareholder Group, if such Shareholder Group consists of more than one Shareholder, such agreement, approval or notice shall be deemed to have been given by all of the Shareholders in that Shareholder Group if agreed, approved or given by Shareholders holding more that 50 per cent of that Shareholder Group.

2.        COMPLETION

2.1.      On the Completion Date:

2.1.1. the Parties who are parties to the Share Subscription Agreement will enter into the Share Subscription Agreement in notarial form;

2.1.2. the Parties will procure that a General Meeting of the current shareholders of the Company shall be convened and that the following resolutions in the approved terms be proposed and passed before a notary at such meeting and the Parties will procure that powers of attorney are granted by each of ECO I, ECO II, Ben Bartel and Charlotte to attorneys-in-fact to enable them to accomplish this:

2.1.2.1. a resolution approving the Merger Agreement and Articles of Association, resolving to enter into the Merger Agreement and adopt the Articles of Association and increasing the nominal capital (Stammkapital) of the Company to DM74,600 by reference to the balance sheet of KVB dated 30 November 1995;

2.1.2.2. a resolution changing the name of the Company to Kabelmedia Holding GmbH;

2.1.2.3.            a resolution adopting the Standing Orders;

2.1.3. the Parties will procure that a General Meeting of the Shareholders of KVB shall be convened and that the resolutions approving and resolving to enter into the Merger Agreement in the approved terms shall be proposed and passed in notarial form at such meeting;

2.1.4. the Parties will each exercise all of their voting and other rights to procure that the Merger Agreement is executed by each of the parties to it and that all of the ancillary documents required in connection therewith are executed and that the Geschaftsfuhrer of the Company is instructed to file (i) the Merger Agreement, (ii) all of the ancillary documentation and
               (iii) the shareholders resolutions referred to above at the Register Court;

2.1.5.         the Parties shall procure that:

2.1.5.1. Mr Doug Brown and Mr Massimo Prelz Oltramonti as initial nominees of Advent International, Mr James Hoch as initial nominee of Morgan Stanley, Mr John Berylson as initial nominee of General Cinema, Ms Barbara Manfrey as initial nominee of APAX, Mr Jos van der Hyden as initial nominee of KPN Kabel, Mr Jonathan Meggs as initial nominee of Chase and Mr Ben Bartel as initial nominee of the Bartel Group shall be appointed Directors on the Executive Committee under the terms of Clause 4; and

2.1.5.2. Paul Thomason and Ernst Uhlig are appointed as Prokurists of the Company;

2.1.5.3. the Parties who are also parties to the Ancillary Agreement(s) shall enter into the same and the Shareholders shall procure that the Company does so.

2.2. Immediately upon the capital increase to DM200,000 to be made pursuant to the Share Subscription Agreement becoming effective, the Parties will procure that a General Meeting of the shareholders of the Company shall be convened and that a resolution is passed, effective immediately after the capital increase to DM200,000 referred to above, increasing the nominal capital (Stammkapital) of the Company to DM10,000,000 by the conversion of paid-up surplus (Kapitalrucklage) to nominal capital in accordance with Section 55 and 56 of the Companies Act by reference to the balance sheet dated 31 December 1995.

2.3. Immediately upon the capital increase to DM10,000,000 referred to in Clause 2.6 above becoming effective, the Parties (other than the members of the Bartel Group and the Company) will each exercise all of their voting and other rights to procure that all steps are taken to ensure that the dissolution of ECO I and ECO II takes place.

3.        THE BUSINESS

3.1. The Parties shall procure that the business of the Group (the "Business") shall be the carrying on of those activities carried on by the Company at the date hereof, which is the provision of cable television services to households in Germany.

3.2. The Business shall be conducted in accordance with good and commercial business practice and subject thereto, in accordance with the Business Plan from time to time.

4.        MANAGEMENT OF THE COMPANY

4.1. Subject to the provisions of Clause 6, the Standing Orders, the provisions of the Articles of Association and any mandatory provisions of German law, the management (including day to day management) of the Company shall be carried out by the Geschaftsfuhrer of the Company appointed by the Shareholders who shall represent the Company in accordance with Section 35 of the Companies Act.

4.2. The Company shall have an Executive Committee of the Shareholders which shall comprise a maximum of 10 Directors and a minimum of 1 Director. The function of the Executive Committee shall be to consider management issues on behalf of the Shareholders. The Shareholder Groups shall have the right to appoint Directors in accordance with the following provisions of this Clause:

4.2.1. Advent International and its successors in title shall have the right to appoint two (2) Directors in aggregate;

4.2.2. Morgan Stanley Capital Partners III, L.P. and its successors in title shall have the right to appoint one (1) Director in aggregate;

4.2.3. General Cinema and its successors in title shall have the right to appoint one (1) Director in aggregate;

4.2.4. APAX and its successors in title shall have the right to appoint one (1) Director in aggregate;

4.2.5. KPN Kabel and its successors in title shall have the right to appoint one (1) Director and aggregate;

4.2.6. Chase and its successors in title shall have the right to appoint one (1) Director in aggregate; and

4.2.7. The Bartel Group and its successors in title shall have the right to appoint 1 (1) Director in aggregate and each Shareholder Group shall be entitled at any time to require the removal or substitution of any Director so appointed by it or them.

4.3. A Shareholder Group may appoint or remove a Director by depositing written notice at the Company's registered office and by sending a copy of the same to each of the other Shareholder Groups. Notwithstanding anything contained in this Agreement or the Articles of Association, no Shareholder shall appoint a Director without reasonable prior consultation with the other Shareholders.

4.4. The Shareholders (other than the members of any Shareholder Group of which any Geschaftsfuhrer of the Company is a member) shall, in addition, have the right to nominate 2 independent directors ("the Independent Directors"), whose appointment shall, in respect of the first such nomination, be for a period of one year and thereafter on each subsequent occasion for periods of two years and who shall be appointed and removed by written notice to that effect served on the Company executed by Shareholders holding in aggregate not less than 75% of the share capital of the Company entitled to make such appointments. In the event that the Shareholders are unable to agree upon the appointment or removal of any Independent Director, then, unless either or both of the Independent Directors resigns, there shall be no change to the status quo until such time as agreement is reached.

4.5. In the event that all the members of any Shareholder Group dispose of all (but not some only) of its or their Shares other than to transferees pursuant to Article 7 of the Articles of Association, the acquirer of such Shares will be entitled to exercise the rights of the former Shareholder to appoint Directors set out in Clause 4.2 and such transferring Shareholder shall procure the resignation of the Directors at the time holding office by reason of their nomination by such Shareholder.

4.6. Any Shareholder Group removing a Director in accordance with this Clause 4 and the relevant provisions of the Articles of Association shall (jointly and severally if there be more than one) be responsible for and shall hold harmless the other Shareholders and the Company from and against any claim for unfair or wrongful dismissal arising out of such removal and any reasonable costs and expenses incurred in defending such proceedings, including, without limitation, legal costs actually incurred.

4.7. The Executive Committee shall, unless otherwise agreed by all directors, meet in Germany as required and in any event not less than once in every 2 months in accordance with and subject to the provisions set out in this Agreement. Each of the Shareholders which is not a member of a Shareholder Group entitled to appoint a Director pursuant to Clause 4.1 shall be entitled to receive notice of and to attend at all Executive Committee Meetings, but shall have no right to speak or vote at such meetings.

4.8. All resolutions of the Executive Committee must be passed by a unanimous vote of all Directors who are present at a quorate meeting of the Executive Committee in person or attending by telephone or, where any Director or Directors abstain from voting, where there are no votes against such resolution. For the avoidance of doubt, non attendance at a meeting does not constitute a vote against a resolution. In the event that a resolution is proposed to the Executive Committee and is not so passed, it shall, provided that at least 3 Directors shall so request, automatically be referred to a vote at a meeting of the Shareholders which shall, unless all of the Shareholders agree beforehand in writing to the contrary, be held on the fifth Business Day following the date of the Executive Committee meeting at which such resolution was last considered. Such meeting of the Shareholders shall be held at the same time of day and at the same place as the meeting of the Executive Committee at which such resolution was last considered and rejected and provision shall be made for shareholders to attend and vote by telephone. In the event that less than 3 Directors vote in favour of a resolution, it shall be deemed rejected and shall not be referred to the Shareholders.

4.9. Unless waived by all Directors, not less than 14 clear days' notice of all meetings of the Executive Committee shall be given to each Director and shall be accompanied by an agenda of the business to be transacted at such meeting together with all papers to be circulated or presented to the same. Unless waived by all Directors, no business shall be discussed at a Executive Committee meeting unless such business was included in the said agenda. Within no more than 10 days after each such meeting, a copy of the minutes of that meeting shall be delivered to each Director which shall be tabled for approval at the next meeting of the Executive Committee. A copy of all such documentation shall be supplied, at the same time as it is sent to the Directors, to any Shareholder which is not part of a Shareholder Group.

4.10. Each of the Shareholder Groups shall (in rotation commencing with Advent International and following the sequence in which the Shareholder Groups are listed in clause 4.2) have the right to nominate one of its appointee Directors to act as chairman of the Executive Committee for a period of 6 months and may at any time during such 6 month period remove him from that office and replace him with another appointee provided that the first such period shall run from the date of signature of this Agreement until 31 December 1996, and provided further that, if Shareholders holding 75% in aggregate of the nominal share capital of the Company shall so agree, an independent chairman may be appointed and removed and while there exists an independent chairman, the rights of the Shareholder Groups to appoint a chairman shall not be exercisable. If such chairman is unable to attend any Executive Committee Meeting, then the Shareholder Group which appointed him shall be entitled to appoint another Director to act as chairman in his place at such meeting. The first such chairman of the Executive Committee shall be Mr Doug Brown.

4.11. No meeting of the Executive Committee or of any committee thereof may proceed to business nor transact any business unless a quorum is present at the start of and throughout such meeting. For these purposes, a quorum of the Executive Committee shall be at least six
          (6) Directors, present in person or represented by an alternate. In the event that a quorum of the Directors is not so present at the start of and throughout a duly convened Executive Committee or committee meeting, that meeting shall be adjourned by the chairman from the date of such meeting to the same time and place on the same day in the next week ("the Adjournment Date") provided that such day is a Business Day, failing which the meeting shall be adjourned to the next day following the Adjournment Date which is a Business Day and a quorum at such adjourned meeting shall consist of such Directors as are present (whether representatives of the same or different groups of Shareholders) provided that 3 days' notice of the meeting has been given to all the Directors or (where appropriate) their alternates and that such notice shall have included a statement to the effect that those Directors present at such adjourned meeting would constitute a quorum.

4.12. Each Director may appoint an alternate to represent him at meetings of the Executive Committee which he is unable to attend provided that such alternate is a director or senior employee of the Shareholder who appointed the relevant Director and notice of the identity of such appointee is given to the Company prior to such appointment. Such alternate shall be entitled to attend and vote at meetings of the Board and to be counted in determining whether a quorum is present, without the need for such alternate to be approved by the Directors. Each alternate director shall count in the quorum as one Director for every Director whom he represents (in addition to his own Directorship where he himself is a Director) for the purposes of Clause 4.10 and shall have one vote for every Director whom he represents in addition to any vote of his own.

4.13. Notwithstanding that no meeting of the Executive Committee is held, subject only to Clause 6, a resolution of the Executive Committee may be deemed validly passed if the text of the resolution has been signed (in person or by facsimile) or approved (by telex or facsimile) by each Director. Such resolution shall be sent to each Director and shall require a response within a period specified in the notice of such resolution, being not less than 15 days after its date of despatch and no resolution shall take effect until the expiry of such period unless each member of the Executive Committee has waived this requirement. A Director who does not reply to such resolution within the period specified shall be deemed to have voted for such resolution.

4.14. Directors may also participate in Executive Committee meetings or committee meetings by means of conference telephone or any other communication equipment through which all those participating can hear each other throughout and shall be deemed present in person at any meeting in which they participate in this manner.

4.15. The Company will provide to each of the Directors at least 3 days prior to each regular Executive Committee meeting, a management report including reports from the managing director and the managers responsible for finance, operations, technical matters and sales, on the business of the Group, its activities since the last regular Executive Committee meeting, and current plans and prospects. The form of the management reports is to be agreed by the Executive Committee. A Director shall be entitled to supply details of any business transacted at Executive Committee meetings or committee meetings or meetings of any other member of the Group and any other information obtained by him in his capacity as a Director, to the Shareholder by whom he was appointed or to the professional advisers of such Shareholder, subject always to the provisions of Clause 16.

4.16. The Directors (other than the Independent Directors) shall not receive any fees for the performance of any of their duties as Directors. The Directors shall be entitled to be paid or reimbursed for their reasonable expenses incurred in the discharge of their duties as directors of the Company, subject to production of all necessary vouchers and receipts. The Independent Directors shall receive such remuneration as the Executive Committee or, in the absence of a unanimous vote, a simple majority of the Shareholders may determine.

4.17. The Executive Committee may delegate any of its powers to a committee or committees consisting of such members or member of its body as it thinks fit which shall include representatives of at least 2 Shareholder Groups. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on them by unanimous vote of the Executive Committee or, failing such vote, a 75% majority of the Shareholders. If the Executive Committee so authorises or requests, auditors, consultants, advisers and employees shall be permitted to attend and speak at meetings of the Executive Committee but not to vote. The following committees of the Executive Committee shall be established forthwith following the execution of this Agreement:

4.17.1. an Investment Committee, which shall consist of one Director appointed by each of Advent International, Morgan Stanley and General Cinema, whose role shall be to consider and evaluate any proposed investment by the Company or any of its subsidiaries, any proposed sale of assets or shares by the Company or any of its subsidiaries, any proposed increase in capital and mergers and any proposed transaction between the Company or any of its subsidiaries and any of their affiliates (other than transactions among the Company and its wholly owned subsidiaries) and to make recommendations to the Shareholders and the Executive Committee;

4.17.2. an Audit Committee which shall consist of one Director appointed by each of Advent International, Morgan Stanley and APAX, whose role shall be to consider and evaluate the financial statements and accounting policies of the Company and to make recommendations to the Shareholders and the Executive Committee, to undertake such investigations of the Company's financial condition, operations, financial controls and reporting procedures as they deem necessary and to take all other actions customarily the responsibility of an audit committee of a public company; and

4.17.3. a Remuneration Committee, which shall consist of one Director appointed by each of Advent International and General Cinema and one Independent Director, whose role shall be to consider and evaluate the compensation payable to Geschaftsfuhrer and any other officers of the Company or any of its subsidiaries (other than the Independent Directors) and make recommendations to the shareholders and the Executive Committee.

          For the avoidance of doubt, the role of the committees established under this Clause 4.17 shall be purely to evaluate and consider issues and to advise the Executive Committee and the Shareholders accordingly and none of the committees referred to above (other than the Executive Committee itself) shall be entitled to adopt any resolutions or take any action on behalf of the Company, provided that any committee constituted hereunder may retain advisers on behalf of the Company subject to the limitations set out in Clause 6 in order to assist it in conducting evaluations and/or making recommendations.

5.        PROCEEDINGS OF SHAREHOLDERS

5.1. Meetings of the Shareholders shall be held in accordance with the provisions of the Companies Act and the Articles of Association.

5.2. In addition to the statutory provisions, Shareholders meetings shall be automatically called if any resolution of the Executive Committee is (i) not passed unanimously and (ii) receives at least 3 or more votes of Directors in favour of it pursuant to Clause 4.8, in which event the period of notice for such meeting shall be as provided in Clause 4.8 and notice shall be served on all Shareholders as soon as possible after the meeting at which such resolution was considered and rejected.

5.3. If at any duly convened general meeting any member of any Shareholder Group is not present (in person or by proxy or duly authorised representative), the votes exercisable on a poll in respect of the Shares held by that Shareholder Group shall be pro tanto increased (fractions of a vote by any member being permitted) so that the members of that Shareholder Group present shall be entitled to the same aggregate number of votes as could be cast in respect of all the Shares held by the members of that Shareholder Group if all the holders thereof were present.

6.        MATTERS REQUIRING APPROVAL

6.1. Following Completion, the Shareholders shall exercise all voting rights and other powers of control available to them in relation to the Company to procure that the Company shall not, without the sanction of a prior resolution passed by Shareholders holding at least 75% of the votes capable of being cast at a meeting of the Shareholders or passed pursuant to Article 14.7 of the Articles of
          Association:

6.1.1. except as provided in this Agreement, make or agree to make any change to the share capital from time to time of the Company or grant any option over or interest in, or issue any instrument carrying rights of conversion into, any other security or share of the Company;

6.1.2. redeem, purchase, reorganise, consolidate, cancel or convert any of the share capital or securities or loan stock of the Company or in any way alter the rights attaching thereto;

6.1.3.         change its auditors or financial year;

6.1.4. declare or make any dividend or other distribution in cash or in specie and whether out of revenue profits, capital profits or capital reserves

6.1.5. change its name or trade under any corporate or trade name other than "Kabelmedia" and/or "Kabelvision";

6.1.6. adopt the annual accounts or, otherwise than as required by law, amend the accounting policies or reporting practices previously adopted by it;

6.1.7.         appoint or remove any Geschaftsfuhrer of the Company;

6.1.8. appoint or remove any Prokurist to represent the Company either alone or jointly;

6.1.9.         make any change to the Company's Articles of Association;
               and/or

6.1.10. enter into, vary or terminate the terms of employment of any Geschaftsfuhrer or Prokurist of the Company.

6.2. Following Completion, the Shareholders shall exercise all voting rights and other powers of control available to them in relation to the Company to procure that the Company shall not, without the sanction of either (i) a prior resolution of the Executive Committee (passed in accordance with Clause 4) or (ii) a prior resolution passed by Shareholders holding at least 75% of the votes capable of being cast at a meeting of the Shareholders or passed pursuant to
          Article 14.7 of the Articles of Association:

6.2.1. refinance or vary the terms of any indebtedness of the Company or the Group as a whole or any Member or Members thereof in excess of DM150,000,000 in aggregate or enter into any new borrowing arrangements for a sum in excess of DM50,000,000 in aggregate or create or, where appropriate, issue any charge, debenture, lien (other than a lien arising by operation of law) or other mortgage, encumbrance or security over the whole or any part of the undertaking, business, property or assets (tangible or intangible) of the Company or any Member of the Group, except for the purpose of securing the indebtedness of any Member of the Group to its bankers for sums not exceeding DM50,000,000 borrowed in the ordinary and proper course of the Business;

6.2.2. in each case if it would, (in the case of sub-paragraphs (i), (iii) and (v) below, immediately following and, in the case of sub-paragraphs (ii), (iv) and (vi) below, immediately prior to, the transaction contemplated, constitute a material part of the business, property or assets of the Group:

               (i) set up any branch or office or create any new subsidiary;

               (ii) close down any branch or office or liquidate or dissolve any subsidiary;

               (iii) acquire any person (including any subsidiary) or subscribe for shares, loan stock, debentures, mortgages or any security or any interest in any person (including any subsidiary);

               (iv) sell or otherwise dispose of any person (including any subsidiary) or any shares, loan stock, debentures, mortgages or any security or any interest in or claim against any person (including any subsidiary);

               (v) acquire or contract to acquire any business, property or assets (tangible or intangible) or any interest therein;

               (vi) sell, transfer, lease, assign, dispose of or part with control of any interest in all or any part of the undertaking, business, property or assets (tangible or intangible) of the Company or contract to do so in each case whether by a single transaction or a series of related transactions and, for the purposes of this Clause 6.2.2, any part accounting for, or which would following such acquisition by the Company account for, 10% or more of any of the Operating Cash Flow, Net Revenue or Total Assets of the Group shall be deemed material;

6.2.3. acquire or contract to acquire any capital asset or any interest therein in excess of DM1,000,000 in any financial year (whether by a single transaction or a series of transactions) and for these purposes the aggregate amount payable under any agreement for hire, hire purchase or purchase on credit sale or conditional sale terms shall be deemed to be capital expenditure incurred in the year in which such agreement is entered into or incur any material research and development expenditure other than in accordance with the Business Plan or the Capital Expenditure Budget contained therein;

6.2.4. enter into any silent partnership or similar profit sharing or joint venture agreement with any person;

6.2.5. make or permit any material change to the nature of the Business or commence business outside the Federal Republic of Germany;

6.2.6. enter into (other than as contemplated by this Agreement), vary or terminate any Ancillary Agreement (other than in accordance with its terms) or any other agreement between the Company and any of the Shareholders or Connected Person of any Shareholder;


6.2.7.         make any composition or arrangement with its creditors;

6.2.8. establish, cancel, or vary the terms of any share option scheme;

6.2.9. delegate the Geschaftsfuhrer's powers (other than as provided in this Agreement) or fail to comply with any guidelines or directives issued by the Executive Committee which are consistent with the remainder of this Agreement;

6.2.10. approve the annual draft business plan, budget and capital expenditure programme or make any substantial alteration to the Business Plan.

6.2.11. give any guarantee, indemnity or security to secure the liabilities or obligations of any person except a Member of the Group in the ordinary course of business;

6.2.12. enter into, vary or terminate any contract or transaction which either (i) will directly affect more than 10% of the Homes Passed or (ii) involves or is likely to involve the payment of more than DM150,000 to any consultant, adviser or broker (other than in connection with (a) the audit of the Company and the Group and (b) the provision of ongoing legal services to the members of the Group); and/or

6.2.13. commence the prosecution or defence of, or settle, any legal or arbitration proceedings which are material in the context of the Business.

6.3. Following Completion, the Shareholders shall exercise all voting rights and other powers of control available to them in relation to the Company to procure that the Company shall not, without the sanction of either (i) a prior resolution of the Executive Committee (passed in accordance with Clause 4) or (ii) a prior resolution passed by Shareholders holding more than 50% of the votes capable of being cast at a meeting of the Shareholders or passed pursuant to
          Article 14.7 of the Articles of Association:

6.3.1. permit the Company or any Member of the Group to incur or vary the terms of any indebtedness in excess of DM1,000,000 individually or in the aggregate for all Members of the Group (other than pursuant to its bank facilities) or increase the total amount of its bank borrowings to a figure greater than that provided in the Business Plan;

6.3.2. in any one calendar year enter into any transaction or transactions of the type described in Clause 6.1.2 (i) to (vi) under which the aggregate consideration paid and/or received is greater than DM1,000,000;

6.3.3. make any loan or advance or give any credit (other than normal trade credit) in excess of DM10,000 up to a maximum of DM50,000 in aggregate to any person or persons, except for the purpose of making deposits with bankers;

6.3.4. enter into, effect or vary any claim, disclaimer, surrender, election or consent of a material nature for tax purposes;

6.3.5. factor or assign any of its book debts other than any assignment or factoring required as security as part of any financing approved under Clause 6.2.1 or 6.3.1;

6.3.6.         make any gift or political or charitable donation; and/or

6.3.7. take or agree to take any leasehold interest in or licence over any land.

6.4. The Parties shall procure that each Member of the Group (other than the Company) shall observe and perform the provisions and conditions contained in this Agreement relating to the Company and the conduct of the Business as if they applied directly to such other Member of the Group and their respective businesses.

6.5. As a separate and independent undertaking, the Company agrees with each Shareholder that, so far as it is legally able to do so it shall observe and comply with the prohibitions and restrictions in Clause 6.1, Clause 6.2 and Clause 6.3

6.6. The lists of matters requiring the approval of either the Executive Committee or the Shareholders set out in Clauses 6.2 and 6.3 or in the Standing Orders may be varied by a written agreement to that effect executed by holders of not less than 80% of the share capital of the Company provided that any such variation shall treat all Shareholders holding the same class of shares in a like manner save for inequalities of treatment which arise solely by virtue of the relative size of the shareholdings held by the Shareholders.
7.        FINANCE

The initial capital and cash requirements of the Company shall be satisfied by utilisation of the proceeds of the discount notes to be issued by the Company and the initial Shareholder Loans as referred to in Clause 2 in accordance with the Business Plan.

8.        TRANSFER OF SHARES

No Shareholder may transfer any Share to any person unless:

8.1. the proposed transferee (if not already bound by the provisions of this Agreement) has entered into a Deed of Adherence; and

8.2. such transfer is made in compliance with the provisions of the Articles of Association.

9.        INTENTIONALLY OMITTED

10.       MANAGEMENT OF CORPORATE OPPORTUNITIES

10.1. Each of the Shareholders undertakes to and with the Company and each of the other Shareholders that for as long as it or any transferee pursuant to paragraph Article 7 of the Articles of Association owns any Shares ("the Period") it shall not and shall procure that none of its Connected Persons shall:

10.1.1. either on its own account or in conjunction with or on behalf of any other person, employ, solicit or entice away or attempt to employ, solicit or entice away from any Member of the Group any person who is or shall have been at the date of or within one year prior to the expiry of the Period, an officer, manager, consultant or employee of any Member of the Group whether or not such person would commit a breach of contract by reason of leaving such employment;

10.1.2. do or say anything which is detrimental to the reputation of the Company or which may lead any person to cease to deal with the Company on substantially equivalent terms to those previously offered, or at all; or

10.1.3. at any time hereafter in relation to any trade, business or company use a name including the word or symbol "Kabelmedia" or "Kabelvision" or any similar word or symbol in such a way as to be capable of or likely to be confused with the name of any Member of the Group and shall use all reasonable endeavours to procure that no such name shall be used by any person with which it is connected.

10.2. Each of Parties hereby agrees that, if it or any of its Connected Persons becomes aware of any Business Opportunity then it shall, or shall procure that its Connected Persons shall, refer that Business Opportunity to the Executive Committee and provide sufficient detail (including, without limitation, details of the timing, amount and nature of any funding required and the anticipated targets) to the Directors to enable them to form an informed decision as to the merits and desirability of such Business Opportunity. Following the notification by a Party or its Connected Person ("the Referring Party") of a Business Opportunity, the matter shall be considered by the Executive Committee at its next meeting. In the event that a Business Opportunity requires further investigation and/or the expenditure of money, then the Executive Committee (or failing a unanimous resolution, the Shareholders) may decide to commission (and, if necessary, pay for) such investigation, in which case the Business Opportunity shall be considered at the next Executive Committee immediately following the completion of such further investigation. If the Directors (or the Shareholders) elect that the Company or one of its subsidiaries should take advantage of such Business Opportunity, then the Party which referred such Business Opportunity shall use its reasonable endeavours to assist the Company, or as the case may be, the relevant member of the Group, to capitalise upon such Business Opportunity (subject to their being reimbursed the out of pocket expenses incurred at the request of the Company). If the Directors (or the Shareholders) elect not to take advantage of such Business Opportunity, or, having elected to take advantage of the same, all vote against its implementation, then the Referring Party shall be free to take advantage of the same provided that it does so on substantially the same terms as were offered to the Members of the Group. If the terms are materially altered in favour of the Referring Party, the Business Opportunity shall be deemed to be a new Business Opportunity and shall be dealt with in accordance with the provisions of this Clause
          10.2. At any meeting of the Executive Committee or the Shareholders at which a Business Opportunity is considered, all of the members of the Shareholder Group to which the Referring Party belongs and any Director appointed by such Shareholder Group shall abstain from voting.

          In the event that either (i) neither the Company nor any Member of the Group shall have entered into a letter of intent, heads of agreement, memorandum of understanding or similar document (which need not be legally binding) in respect of a Business Opportunity within 3 months of the date upon which it was referred to the Company, (ii) any period of exclusivity under such document shall have expired and not been extended or (iii) the Company (or the relevant Member of the Group as the case may be) shall have terminated negotiations by notice in writing to the other involved parties, then the Company shall be deemed to have declined such Business Opportunity and the Referring Party shall be free to take advantage of the same.

10.3. Each and every obligation under this Clause shall be treated as a separate obligation and shall be severally enforceable as such, and in the event of any obligation or obligations being or becoming unenforceable in whole or in part, such part or parts as are unenforceable shall be deleted from this Clause, and any such deletion shall not affect the enforceability of all such parts of this Clause as remain not so deleted.

10.4. While the restrictions contained in this Clause are considered by the Parties to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interest of the Parties but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

11.       WINDING-UP

11.1. In the event of any Member of the Group being wound-up by way of a members' voluntary winding-up, the Shareholders shall procure that the liquidator is a member of the Institute of Chartered Accountants in Germany acceptable to the Shareholders or, in default of agreement, nominated at the request of any Shareholder by the President for the time being of such Institute.

11.2. The Shareholders shall prove in the winding-up of the relevant Member of the Group to the maximum extent permitted by law for all sums due or to fall due to them respectively from the relevant Member of the Group and shall exercise all rights of set-off and generally do all such other acts and things as may be available to them in order to obtain the maximum receipts and recoveries.

11.3. To the extent that any of the Shareholders do not receive satisfaction in full in the winding-up of the Company of all sums due or to fall due to them, then the aggregate shortfall between all sums due or to fall due to the Shareholders and all amounts actually recovered by the Shareholders (whether by direct payment or the exercise of any right of set-off or otherwise) shall be calculated and apportioned between the Shareholders in the Relevant Proportions at that time and payment shall be made between the Shareholders to ensure that each Shareholder bears its respective share of the aggregate amount of such shortfall.

12.       AGREEMENTS BETWEEN MEMBERS OF THE GROUP AND THE SHAREHOLDERS

12.1. Each of the Shareholders shall take all steps within its power to procure that each Member of the Group performs its obligations under and observes the provisions of the Ancillary Agreement(s).

12.2. In the event that any dispute or difference arises between the relevant Member of the Group and any of the Shareholders or any of their Connected Persons in relation to the Ancillary Agreement(s) or any of them, each of the Parties agrees that the conduct of such dispute or difference on behalf of the relevant Member of the Group shall be passed to Directors appointed by the groups of Shareholders who are not themselves (directly or indirectly via any Connected Person) party to the relevant Ancillary Agreement who shall have full authority on behalf of the relevant Member of the Group to negotiate, litigate and settle any such dispute or difference, and each Shareholder shall take all steps within its power to give effect to the provisions of this Clause 12.2.

13.       UNDERTAKINGS REGARDING THE OPERATIONS OF THE COMPANY

13.1. The Company undertakes to each of the Shareholders that, and each of the Shareholders shall procure that, it shall both with respect to itself and, where applicable, each other Member of the Group:

13.1.1. maintain with a well established and reputable insurer, adequate insurance against all risks usually insured against by companies carrying on the same or similar business to the Business and (without prejudice to the generality of the foregoing) for the full replacement or reinstatement value of all its assets of an insurable nature;

13.1.2. keep books of account and therein make true and complete entries of all its dealings and transactions of and in relation to the Business and, where applicable, the business of any other relevant Member of the Group; such books of account and all other records and documents relating to the business affairs of the Company (or any other relevant Member of the Group, as applicable) shall be open to inspection during normal business hours and on reasonable prior notice by each of the Shareholders whose Relevant Proportions are not less than 5% and they shall be permitted to take and remove copies thereof;

13.1.3. provide each Shareholder within 4 weeks of the end of each calendar month with unaudited management accounts for such month in a form acceptable to the Shareholders and in any event to include a profit and loss account, balance sheet and cash flow statement, an analysis of sales and other revenue, a reconciliation of the actual results for that month compared with the budgeted figures for the corresponding month as set out in the Business Plan and such other information as the Shareholders may require;

13.1.4. prepare annual accounts in respect of each calendar year such accounts being prepared in accordance with US GAAP and all applicable statutory requirements in Germany and procure that such accounts are audited as soon as practicable and in any event not later than 3 months after the end of the relevant calendar year;

13.1.5. keep each of the Shareholders whose Relevant Proportion is at least 5%, fully informed as to all its financial and business affairs and in particular shall provide each of the Shareholders with full details of any actual or prospective material change in such affairs as soon as such details are available;

13.1.6. within one week of their filing at the relevant exchange, provide each Shareholder with copies of all materials filed by the Company with the Securities and Exchange Commission and any other stock exchange pursuant to the listing of discount notes or other instruments for public trading; and

13.1.7. perform and comply with and procure that its subsidiaries shall perform and comply with the terms of this Agreement and all the restrictions imposed on it by the Articles of Association provided that the Company shall not provide any relevant information to any Shareholder which is interested, directly or indirectly in any business which competes with that carried on by the Company or the Members of the Group.

          For the purposes of this Clause 13 "relevant" information shall mean information in relation to the Company or any Member of the Group, the business carried by them, any proposed new business or any acquisition or investment proposed by any of them which, if disclosed to a competitor of the Company or any Member of the Group, could adversely affect the Business and shall include (without limitation) any proposed acquisition plans, details of pricing structure and new products and the price paid by the Company to Deutsche Telekom and other signal suppliers. Nothing in this Clause 13 shall operate to limit the power of the Company or the Shareholders under Section 51a of the Companies Act to withhold information where its disclosure would be harmful to the interests of the Company.

13.2. Not later than 45 days before the beginning of each calendar year, the Company will prepare and deliver to each Shareholder a detailed draft business plan, incorporating the proposed annual budget (including capital expenditure budgets) and cash flow forecast for the next financial year broken down on a monthly basis, together with a balance sheet showing the projected position of the Group as at the end of that next calendar year. The Shareholders shall have 15 days within which to notify any proposed revisions or amendments to the Executive Committee in writing which shall then be discussed at a Executive Committee meeting to be held within such 45 day period.


13.3. At any time during a financial year, the Geschaftsfuhrer may propose changes in the Business Plan to the Shareholders by including such proposed amendment on the agenda for an Executive Committee meeting.

14.       CONFIDENTIALITY

14.1. Each Shareholder undertakes to each of the others and to the Company that it will not and will use its best efforts to procure that its respective Associates, officers, employees, professional advisers and agents will not, during the period of this Agreement, and after its termination (for whatever reason):

14.1.1. use or divulge to any person nor publish or disclose or permit to be published or disclosed, any secret or confidential information relating to any Member of the Group or any of the other Shareholders which it has received or obtained, or may receive or obtain, (whether or not, in the case of documents, they are marked as confidential) except (i) in the proper course of the provision of services on behalf of the Company or the relevant Member of the Group and (ii) use (but not divulgence, publication or disclosure) of such information by such Shareholder in evaluating other potential investments in compliance with the terms of this Agreement in determining whether to take action or refrain from taking action in respect of any such investments and in providing financing and other relevant services to third parties in an investment or merchant banking capacity; and/or

14.1.2. other than as required by the Company, retain, duplicate or remove from the premises of any Member of the Group information relating to any Member of the Group or the other Shareholders in whatever form (whether written, or recorded in some other form, or oral) which is supplied by any Member of the Group or the other Shareholders to it or which comes to its notice during the period of this Agreement

               PROVIDED THAT the obligations of this Clause shall not apply to any information which:

14.1.2.1. the recipient can reasonably demonstrate is in the public domain otherwise than by breach of this Agreement by the disclosing party or by any person subject to an obligation of confidentiality;

14.1.2.2. which is already known to the recipient (as evidenced by its written records) at the date of disclosure and was not acquired directly or indirectly from the disclosing party;

14.1.2.3. which is required to be disclosed by law pursuant to a court order after reasonable attempts have been made via legal remedies, to prevent such disclosure;

14.1.2.4. which is required to be disclosed by any recognised stock exchange or other regulatory body after such attempts, if any, as are reasonable have been made to prevent such disclosure and provided that the Party making such disclosure has made reasonable attempts to ensure that the information is retained as confidential by such exchange or authority;

14.1.2.5. which is disclosed to or by any adviser to any of the Parties to the extent required for the proper execution of their work; or

14.1.2.6. which is disclosed by any party to a potential purchaser of all or any of its Shares which is not a competitor of the Company and which has entered into obligations of confidentiality similar to those contained herein.

14.2. For the purposes of this Clause 14 "information" includes, without limitation, the following:

14.2.1. information concerning the affairs or property of any Member of the Group or any other Shareholder or any business, property or transaction in which any Member of the Group or any other Shareholder may be or may have been concerned or interested;

14.2.2. the names and addresses of any client of any Member of the Group or any other Shareholder;

14.2.3.        information on the terms of this Agreement; and

14.2.4. information relating to the business methods of the Company or any of the other Members of the Group or any other Shareholder.

15.       MUTUAL CO-OPERATION

15.1. Each of the Parties shall do and execute or procure to be done and executed all such acts, deeds, documents and things as may be within its power including in relation to the Shareholders (without prejudice to the generality of the foregoing) the passing of resolutions (whether by the Supervisory Board or in general meeting of the Company) to give full effect to this Agreement and to procure that all provisions of this Agreement are observed and performed.

15.2. Each of the Shareholders agrees with each of the others that it will use all means reasonably available to it (including its voting power whether direct or indirect, in relation to the Company) to ensure compliance by the Company with its obligations.

16.       RESTRICTIONS ON ANNOUNCEMENTS

Each of the Parties undertakes that it will not (save as required by law or any applicable regulatory body) make any announcement in connection with this Agreement unless the other Parties shall have given their respective consents to such announcement (which consents may not be unreasonably withheld and may be given either generally or in a specific case or cases and may be subject to conditions).

17.       NO PARTNERSHIP

Nothing contained or implied in this Agreement shall constitute or be deemed to constitute a partnership between the Parties (or any of them) and none of the Parties shall have any authority to bind or commit any other Party in any way.

18.       TERMINATION

The provisions of this Agreement shall remain in full force and effect until such time as either (i) no Shareholder, its Associates, or, in the case of Advent International, AI Affiliates remains the holder of any Shares or (ii) a Listing shall take place (whichever shall be the earlier) but such termination shall be without prejudice to any rights accrued prior to the date of termination, and shall not affect the obligations of the Parties under Clauses 1 (Definitions), 10 (Non-Compete), 11 ("Winding-up") and 24-30 (Notices, Conflict with Articles of Association, Waiver, Severability, Counterparts, Completion and Governing Law).

19.       REMEDIES

Each Party acknowledges and agrees that if any of them shall breach the covenants, agreements, undertakings and obligations (for the purposes of this Clause referred to as the "Agreed Terms") on each of their parts contained in this Agreement, damages may not be an adequate remedy in which case the Agreed Terms shall be enforceable by injunction, order for specific performance or such other equitable relief as a court of competent jurisdiction may see fit.

20.       COSTS

Each Party shall be responsible for the legal fees, costs and disbursements incurred by it in the preparation, negotiation and execution of this Agreement.

21.       ASSIGNMENT

Save as otherwise provided herein, the benefits and obligations conferred by this Agreement upon each of the Parties are personal to that Party and shall not be, and shall not be capable of being, assigned, delegated, transferred or otherwise disposed of save an assignment to a permitted transferee which has complied with Clause 8.

22.       ENTIRE AGREEMENT

This Agreement (together with (i) any documents referred to herein or executed contemporaneously by the Parties in connection herewith and (ii) the ECO I Limited Partnership Agreement and the ECO II Limited Partnership Agreement) constitutes the whole agreement between the Parties and supersedes any prior agreements, understandings or arrangements between them, whether oral or in writing relating to the subject matter hereof and no representation, undertaking or promise shall be taken to have been given or be implied from anything said or written in negotiations between the Parties prior to this Agreement except as set out in this Agreement.

23.       VARIATION

No variation or amendment to this Agreement shall be effective unless in writing signed by authorised representatives of each of the Parties.

24.       NOTICES

Any notice or other communication required by this Agreement to be in writing ("Notice") given by any Party to any other shall be deemed validly served if it is served by hand delivery or by letter sent by DHL, Federal Express or other similar international courier company to its address given herein or such other address as may from time to time be notified in writing for this purpose and any Notice served by hand shall be deemed to have been served on delivery, any Notice served by letter shall be deemed to have been served 48 hours after the time at which it was handed to the courier and in proving service it shall be sufficient to prove by way of affidavit that the Notice was properly addressed and delivered or handed to the courier, as the case may be PROVIDED THAT if a Notice is served by hand delivery or is delivered to the recipient by the courier on a day which is not a business day in the country of receipt, or after 5.00 pm on any such business day, such Notice shall be deemed to be duly received by the recipient at 9.00 am on the first such
business day thereafter.   Any notices to be served on Shareholder Groups
shall be served as follows:

Advent International:  Advent International Corporation
                       101 Federal Street,
                       Boston,
                       Massachusetts 02110
                       For the attention of Doug Brown

with a copy to         Advent International plc
                       123 Buckingham Palace Road
                       London SW1W 9SL
                       For the attention of Massimo Prelz Oltramonti

To Morgan Stanley:     Morgan Stanley Capital Partners
                       25 Cabot Square
                       London E14 4QA
                       United Kingdom
                       For the attention of James S Hoch

To The Bartel Group:   Ben Bartel
                       1 Millen Copse
                       Graemesdyke Road
                       Berkhamsted
                       Herts HP4 3LZ

To General Cinema:     Chestnut Hill Media, Inc.
                       c/o GCC Investments, Inc
                       27 Boylston Street
                       Boston
                       Massachusetts 02167
                       For the attention of John Berylson and Michael Greeley

To APAX:               ECO Holdings II (Cayman) Ltd
                       c/o Apax Partners & Co. Ventures Ltd
                       15 Portland Place
                       London  W1N 3AA
                       For the attention of Barbara Manfrey

To KPN Kabel:          KPN Kabel B.V.
                       Polarisavenue 27
                       2132 JH Hoofddorp
                       The Netherlands
                       For the attention of Jos van der Hyden

To Chase:              Chase Capital Partners
                       125 London Wall
                       London  EC2Y 5AJ
                       For the attention of Jonathan Meggs

25.       CONFLICT WITH ARTICLES OF ASSOCIATION

The parties recognise that all of the provisions of this Agreement are of a contractual nature only (Schuldrechtlicher Natur) and do not imply amendments to the Articles of Association in any respect.

26.       WAIVER

The failure or delay of any Party to enforce or to exercise, at any time or for any period of time, any term of or any right or remedy arising pursuant to or under this Agreement does not constitute, and shall not be construed as, a waiver of such term or right or remedy and shall in no way affect that Party's right later to enforce or exercise it.

27.       SEVERABILITY

If any provision or part of a provision of this Agreement or its application to any Party, shall be, or be found by any authority of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

28.       COUNTERPARTS

This Agreement may be entered into on separate engrossments, each of which when executed and delivered shall be an original, but each engrossment shall together constitute one and the same instrument and shall take effect from the time of execution of the last engrossment. Immediate evidence that an engrossment has been executed may be provided by transmission of such engrossment by facsimile machine with the original executed engrossment to be forthwith put in the mail.

29.       COMPLETION

All of the provisions of this Agreement shall remain in full force and effect notwithstanding Completion (except insofar as they set out obligations which have been fully performed at Completion).

30.       GOVERNING LAW AND SUBMISSION TO JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of Germany and each of the Parties hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Frankfurt am Main for the purpose of enforcing any claim arising hereunder.

DULY EXECUTED

EUROPEAN SPECIAL SITUATIONS FUND
LIMITED PARTNERSHIP

By:       ADVENT INTERNATIONAL LIMITED PARTNERSHIP
          General Partner

By:       ADVENT INTERNATIONAL CORPORATION
          General Partner

By:       /s/ JANET HENNESSY
          ----------------------------------------
          Janet Hennessy, Vice President

GLOBAL PRIVATE EQUITY II LIMITED PARTNERSHIP

By:       ADVENT INTERNATIONAL LIMITED PARTNERSHIP
          General Partner

By:       ADVENT INTERNATIONAL CORPORATION
          General Partner

By:       /s/ JANET HENNESSY
          ----------------------------------------
          Janet Hennessy, Vice President


KABELGATE L.L.C.

By:       GLOBAL PRIVATE EQUITY II-EUROPE LIMITED PARTNERSHIP
          member

By:       ADVENT INTERNATIONAL LIMITED PARTNERSHIP
          General Partner

By:       ADVENT INTERNATIONAL CORPORATION
          General Partner

By:       /s/ JANET HENNESSY
          ----------------------------------------
          Janet Hennessy, Vice President


ADVENT CROWN FUND C.V.

By:       ADVENT INTERNATIONAL LIMITED PARTNERSHIP
          General Partner

By:       ADVENT INTERNATIONAL CORPORATION
          General Partner

By:       /s/ JANET HENNESSY
          ----------------------------------------
          Janet Hennessy, Vice President


ADVENT INTERNATIONAL INVESTORS II LIMITED PARTNERSHIP

By:       ADVENT INTERNATIONAL CORPORATION
          General Partner

By:       /s/ JANET HENNESSY
          ----------------------------------------
          Janet Hennessy, Vice President

ADVENT INTERNATIONAL INVESTORS III LIMITED PARTNERSHIP

By:       ADVENT INTERNATIONAL CORPORATION
          General Partner

By:       /s/ JANET HENNESSY
          ----------------------------------------
          Janet Hennessy, Vice President


ADVENT ECO L.L.C.

By:       ADVENT INTERNATIONAL INVESTORS II LIMITED PARTNERSHIP,
          Member

By:       ADVENT INTERNATIONAL CORPORATION
          General Partner

By:       /s/ JANET HENNESSY
          ----------------------------------------
          Janet Hennessy, Vice President


ADVENT PARTNERS LIMITED PARTNERSHIP

By:       ADVENT INTERNATIONAL CORPORATION
          General Partner

By:       /s/ Janet Hennessy
          ----------------------------------------
          Janet Hennessy, Vice President


WILLARD HOLDINGS, INC.
/s/ JCC MEGGS
- ---------------------------
[ JCC Meggs                ]
Attorney-In-Fact

WOODWARD HOLDINGS, INC.
/s/ JCC MEGGS
- ---------------------------
[ JCC Meggs               ]
Attorney-In-Fact

PLAUEN CABLE, INC.

- ---------------------------
[                         ]

ALLSTATE INSURANCE COMPANY

/s/
- ----------------------------
[ Authorized Signatory     ]

/s/
- ----------------------------
[ Authorized Signatory     ]


CHESTNUT HILL MEDIA, INC.
/s/ John
- ---------------------------
[ John                    ]

ECO HOLDINGS II (CAYMAN) LIMITED
/s/ BARBARA MANFREY
- --------------------------
Barbara Manfrey, Director


KPN KABEL B.V.
/s/
- --------------------------
[                        ]


MORGAN STANLEY CAPITAL PARTNERS III, L.P.

By:       MSCP III. L.P. its general partner

          By:  Morgan Stanley Capital Partners III, Inc, its general partner

               By:     /s/ JAMES HOCH
                       ----------------------------------------
                       James Hoch, Vice-President

MSCP III 892 INVESTORS, L.P.

By:       MSCP III. L.P. its general partner

          By:  Morgan Stanley Capital Partners III, Inc, its general partner

               By:     /s/ JAMES HOCH
                       ----------------------------------------
                       James Hoch, Vice-President


MORGAN STANLEY CAPITAL INVESTORS. L.P.

By:       MSCP III. L.P. its general partner

          By:  Morgan Stanley Capital Partners III, Inc, its general partner

               By:     /s/ JAMES HOCH
                       ----------------------------------------
                       James Hoch, Vice-President

CHARLOTTE CABLE HOLDINGS INC


/s/ BEN BARTEL
- ------------------------------
Ben Bartel, President

BEN K BARTEL


/s/ BEN BARTEL
- ------------------------------


KABELMEDIA BETEILIGUNGS GMBH


/s/ Ben Bartel
- ------------------------------
Ben Bartel, Geschaftsfuhrer

                                  SCHEDULE 1
                                 SHAREHOLDERS

PART 1 - ADVENT INTERNATIONAL FUNDS
Advent ECO LLC                               DM 00

Kabelgate L.L.C.                             DM 1,128,500

Advent International
Investors II Limited
Partnership                                  DM 1,500

Advent International
Investors III Limited
Partnership                                  DM 4,800

Advent Partners Limited
Partnership                                  DM 67,200

Global Private Equity II
Limited Partnership                          DM 1,398,300

European Special Situations
Fund Limited Partnership                     DM 1,582,700

Advent Crown Fund CV                         DM 64,600

PART 2 - MORGAN STANLEY FUNDS

Morgan Stanley Capital
Partners III LP                              DM 1,268,200

MSCP III 892 Investors LP                    DM 130,200

Morgan Stanley Capital
Investors LP                                 DM 35,800


PART 3 - THE BARTEL GROUP

Charlotte Cable Holdings, Inc                DM 250,000

Ben Bartel                                   DM 250,000

PART 4 - GENERAL CINEMA

Chestnut Hill Media, Inc.                    DM 956,200

PART 5 - APAX

ECO Holdings II (Cayman) Limited             DM 717,100

PART 6 - KPN KABEL

KPN Kabel B.V.                               DM 717,100


PART 7 - CHASE

Willard Holdings Inc                         DM 405,400

Woodward Holdings Inc                        DM 405,400

PART 8 - OTHER SHAREHOLDERS

Allstate Insurance Company                   DM 239,000

Plauen Cable, Inc.                           DM 153,000
                                             ============
TOTAL                                        DM 9,775,000

                                  SCHEDULE 2
                               MERGER AGREEMENT

                                  SCHEDULE 3
                          THE ARTICLES OF ASSOCIATION

                                  SCHEDULE 4
                               DEED OF ADHERENCE

DATE:

By this Deed I/we
having our registered office at
of
intending to become a shareholder of Kabelmedia Holding GmbH ("the Company") hereby agree(s) with the Company and each of its shareholders to comply with and to be bound by all of the provisions of a Shareholders' Agreement dated
[ ] June 1996 between the Company, [                     ] and
[                     ] (a copy of which has been delivered to me/us and which
I/we have initialled and attached hereto for identification) in all respects as if I/we was/were a party to such Agreement and were named therein as a Shareholder and a Party and on the basis that references therein to each of Shareholder and Party include a separate reference to me/us.

EXECUTED AS A DEED

                                  SCHEDULE 5
                        STANDING ORDERS FOR MANAGEMENT

                                  SCHEDULE 6
                         SHARE SUBSCRIPTION AGREEMENT

                                   SCHEDULE 5
                    KABELMEDIA HOLDING GMBH ("THE COMPANY")

                         STANDING ORDERS FOR MANAGEMENT

1. Capitalised terms used herein shall, unless the context requires otherwise, have the meanings ascribed to them in the shareholders' agreement entered into between Advent International Funds, Morgan Stanley Funds, Chestnut Hill Media, Inc and others on __ May 1996 with respect to the Company ("the Shareholders' Agreement").

2. The Management shall conduct the business of the Company and the Members of the Group in accordance with statute, the Articles of Association and these standing orders.

3. The following business and measures shall not be undertaken without the sanction of a prior resolution passed by Shareholders holding at least 75% of the votes capable of being cast at a meeting of the Shareholders or passed pursuant to Article 14.7 of the Articles of
         Association:

3.1. except as provided in the Shareholders' Agreement, the making or agreeing to make of any change to the share capital from time to time of the Company or grant any option over or interest in, or the issue of any instrument carrying rights of conversion into, any other security or share of the Company;

3.2. the redemption, purchase, reorganisation, consolidation, cancellation or conversion of any of the share capital or securities or loan stock of the Company or in any way altering the rights attaching thereto;

3.3.             the change of the Company's auditors or financial year;

3.4. the declaration or making of any dividend or other distribution in cash or in specie and whether out of revenue profits, capital profits or capital reserves

3.5. the change of the Company's name or trading under any corporate or trade name other than "Kabelmedia" and/or "Kabelvision";

3.6. the adoption of the annual accounts or, otherwise than as required by law, the amendment of the accounting policies or reporting practices previously adopted by it;

3.7.             the appointment or removal any Geschaftsfuhrer of the Company;

3.8. the appointment or removal of any Prokurist to represent the Company either alone or jointly;

3.9. the making of any change to the Company's Articles of Association; and/or

3.10. the entry into, variation or termination of the terms of employment of any Geschaftsfuhrer or Prokurist of the Company.

4. The following business and measures shall not be undertaken without the sanction of either (i) a prior resolution of the Executive Committee (passed in accordance with Clause 4 of the Shareholders' Agreement) or (ii) a prior resolution passed by Shareholders holding at least 75% of the votes capable of being cast at a meeting of the Shareholders or passed pursuant to Article 14.7 of the Articles of
         Association:

4.1. the refinancing or variation of the terms of any indebtedness of the Company or the Group as a whole or any Member or Members thereof in excess of DM150,000,000 in aggregate or the entry into of any new borrowing arrangements for a sum in excess of DM50,000,000 in aggregate or the creation or, where appropriate, the issue of any charge, debenture, lien (other than a lien arising by operation of law) or other mortgage, encumbrance or security over the whole or any part of the undertaking, business, property or assets (tangible or intangible) of the Company or any Member of the Group, except for the purpose of securing the indebtedness of any Member of the Group to its bankers for sums not exceeding DM50,000,000 borrowed in the ordinary and proper course of the Business;

4.2. in each case if it would, (in the case of sub-paragraphs (i), (iii) and (v) below, immediately following and, in the case of sub-paragraphs (ii), (iv) and (vi) below, immediately prior to, the transaction contemplated, constitute a material part of the business, property or assets of the
                 Group:

                 (i) the establishment of any branch or office or the creation of any new subsidiary;

                 (ii) the closure of any branch or office or the liquidation or dissolution of any subsidiary;

                 (iii) the acquisition of any person (including any subsidiary) or the subscription for shares, loan stock, debentures, mortgages or any security or any interest in any person (including any subsidiary);

                 (iv) the sale or other disposal of any person (including any subsidiary) or any shares, loan stock, debentures, mortgages or any security or any interest in or claim against any person (including any subsidiary);

                 (v) the acquisition of or the entry into of any contract to acquire any business, property or assets (tangible or intangible) or any interest therein;

                 (vi) the sale, transfer, lease, assignment, disposal of or the parting with control of any interest in all or any part of the undertaking, business, property or assets (tangible or intangible) of the Company or the entry into any contract to do so in each case whether by a single transaction or a series of related transactions and, for the purposes of this Clause 4.2, any part accounting for, or which would following such acquisition by the Company account for, 10% or more of any of the Operating Cash Flow, Net Revenue or Total Assets of the Group shall be deemed material;

4.3. the acquisition of or the entry into any contract to acquire any capital asset or any interest therein in excess of DM1,000,000 in any financial year (whether by a single transaction or a series of transactions) and for these purposes the aggregate amount payable under any agreement for hire, hire purchase or purchase on credit sale or conditional sale terms shall be deemed to be capital expenditure incurred in the year in which such agreement is entered into or the incurrence of any material research and development expenditure other than in accordance with the Business Plan or the Capital Expenditure Budget contained therein;

4.4. the entry into of any silent partnership or similar profit sharing or joint venture agreement with any person;

4.5. making or permitting of any material change to the nature of the Business or commence business outside the Federal Republic of Germany;

4.6. the entry into of (other than as contemplated by this Agreement), variation or termination of any Ancillary Agreement (other than in accordance with its terms) or any other agreement between the Company and any of the Shareholders or Connected Person of any Shareholder;

4.7. making any composition or arrangement with the Company's creditors;

4.8. the establishment, cancellation or variation of the terms of any share option scheme;

4.9. delegation of the Geschaftsfuhrer's powers (other than as provided in this Agreement) or failure to comply with any guidelines or directives issued by the Executive Committee which are consistent with the remainder of this Agreement;

4.10. the approval of the annual draft business plan, budget and capital expenditure programme or the making of any substantial alteration to the Business Plan.

4.11. the giving of any guarantee, indemnity or security to secure the liabilities or obligations of any person except a Member of the Group in the ordinary course of business;

4.12. entry into, variation or termination of any contract or transaction which either (i) will directly affect more than 10% of the Homes Passed or (ii) involves or is likely to involve the payment of more than DM150,000 to any consultant, adviser or broker (other than in connection with (a) the audit of the Company and the Group and (b) the provision of ongoing legal services to the members of the Group); and/or

4.13. the commencement of the prosecution or defence of, or the settlement of, any legal or arbitration proceedings which are material in the context of the Business.

5. The following business and measures shall not be undertaken without the sanction of either (i) a prior resolution of the Executive Committee (passed in accordance with Clause 4 of the Shareholders' Agreement) or (ii) a prior resolution passed by Shareholders holding more than 50% of the votes capable of being cast at a meeting of the Shareholders or passed pursuant to Article 14.7 of the Articles of
         Association:

5.1. permitting the Company or any Member of the Group to incur or vary the terms of any indebtedness in excess of DM1,000,000 individually or in the aggregate for all Members of the Group (other than pursuant to its bank facilities) or increase the total amount of its bank borrowings to a figure greater than that provided in the Business Plan;

5.2. in any one calendar year entering into any transaction or transactions of the type described in Clause 4.2 (i) to (vi) under which the aggregate consideration paid and/or received is greater than DM1,000,000;

5.3. the making of any loan or advance or give any credit (other than normal trade credit) in excess of DM10,000 up to a maximum of DM50,000 in aggregate to any person, except for the purpose of making deposits with bankers;

5.4. the entry into, effecting or variation of any claim, disclaimer, surrender, election or consent of a material nature for tax purposes;

5.5. the factoring or assignment of any of its book debts other than any assignment or factoring required as security as part of any financing approved under Clause 4.1 or 5.1;

5.6.             the making of any gift or political or charitable donation;
                 and/or

5.7. taking or agreeing to take any leasehold interest in or licence over any land.

6. The Management shall take all steps within their power as Geschaftsfuhrer of the Company to procure that each Member of the Group (other than the Company) shall observe and perform the provisions and conditions contained in these Standing Orders relating to the Company and the conduct of the Business as if they applied directly to such other Member of the Group and their respective businesses.

7. The Management is hereby directed to take all steps necessary to enable the procedures for the offer of Shares amongst the Shareholders set out in the Articles of Association to be carried out including, without limitation, serving notices on all Shareholders, receiving responses, calculating entitlements to buy Shares and, if so requested by a majority of Shareholders, taking action under the power of attorney granted to the Company under the Articles of Association.

8. In the event that any transfer of Shares which is carried out in accordance with the Articles of Association necessitates a division of any such Shares, the Management is hereby directed to give consent on behalf of the Company pursuant to Section 17(1) GmbHG.

                              DEED OF ADHERENCE


DATE:  July 1996


By this Deed I, Paul Thomason of c/o Kabalmedia Holding GmbH, Oberer Steinweg 10, 08523 Plauan, Germany, intending to become a shareholder of Kabelmedia Holding GmbH ("the Company") hereby agree with the Company and each of its shareholders of comply with and to be bound by all of the provisions of a Shareholders' Agreement dated 19 June 1996 between the Company, certain Funds managed by Advent International Corporation, certain Funds managed by Morgan Stanley Capital Partners and others (a copy of which has been delivered to me and which I have initialled and attached hereto for identification) in all respects as if I was a party to such Agreement and were named therein as a Shareholder and a Party and on the basis that references therein to each of Shareholder and Party include a separate reference to me.


EXECUTED AS A DEED by

PAUL THOMASON


/s/ PAUL THOMASON
- ----------------------


in the presence of: [sig]
                   ----------
Witness:  [sig]

Occupation:

Address:  c/o Marion Stamby
              1585 Broadway
              NY, NY  10036

                              DEED OF ADHERENCE



DATE:  19 July 1996



By this Deed I, Ernst Uhlig of c/o Kabelmedia GmbH, Oberer Steinweg 10, 08523 Plauen, Germany, intending to become a shareholder of Kabelmedia Holding GmbH ("the Company") hereby agree with the Company and each of its shareholders to comply with and to be bound by all of the privisions of a Shareholders' Agreement dated 19 June 1996 between the Company, certain Funds managed by Advent International Corporation, certain Funds managed by Morgan Stanley Capital Partners and others (a copy of which has been delivered to me and which I have initialled and attached hereto to identification) in all respectss as if I was a party to such Agreement and were named therein as a Shareholder and a Party and on the basis that references therein to each of Shareholder and Party include a separate reference to me.


EXECUTED AS A DEED by

ERNST UHLIG



/s/ ERNST UHLIG
- ---------------------


in the presence of:   [sig]
                   ------------

Witness:   [sig]

Occupation:   Attorney-at-Law

Address:

                                                                      SCHEDULE 6


                            DATED          JUNE 1996





                      (1) ECO HOLDINGS LIMITED PARTNERSHIP


                    (2) ECO HOLDINGS II LIMITED PARTNERSHIP


                                (3) BEN K BARTEL


                       (4) CHARLOTTE CABLE HOLDINGS, INC.


                        (5) KABELMEDIA BETEILIGUNGS GMBH


                                      AND


                       (6) KABELVISION BETEILIGUNGS GMBH



                ---------------------------------------------

                      SHARE TRANSFER AND OPTION AGREEMENT

                ---------------------------------------------

                                 NOTARIAL DEED


BETWEEN:-

(1) ECHO HOLDINGS LIMITED PARTNERSHIP, a limited partnership formed on 11 March 1994 under the laws of the State of Delaware, USA ("ECO I");

(2) ECO HOLDINGS II LIMITED PARTNERSHIP, a limited partnership formed on 30 December 1994 under the laws of the State of Delaware, USA ("ECO II");

(3)      BEN K BARTEL of Oberer Steinweg 10, 085232 Plauen, Germany ("Ben
         Bartel");

(4) CHARLOTTE CABLE HOLDINGS, INC. a company incorporated under the laws of Delaware, c/o Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, USA ("CCH");

(5) KABELMEDIA BETEILIGUNGS GMBH, a limited liability company incorporated in Germany registered in the Commercial Register at the Local Court in Frankfurt am Main with registered number HRB 39585 whose registered office is at Bethmannstrabe 50-54, D-60311 Frankfurt am Main (the "Company"); and

(6) KABELVISION BETEILIGUNGS GMBH, a limited liability company incorporated in Germany registered in the Commercial Register with registered number HRB 35644 whose registered office is at Bethmannstrabe 50-54, D-60311 Frankfurt am Main ("KVB").

RECITAL

(A) ECO I is the holder of 90% and CCH is the holder of 10% of the DM 50,000 share capital of KVB as at the date hereof.

(B) ECO II is the holder of 90% and Ben Bartel is the holder of 10% of the DM 50,000 share capital of the Company as at the date hereof.

(C) The 10% interests referred to above were issued to Ben Bartel and CCH at the time of formation of KVB and the Company in recognition of Ben Bartel's contribution to their organization

(D) The operations of KVB and the Company since their formation have been virtually entirely financed by shareholder loans from ECO I and ECO II in the principal amounts of DM 40,943,267 and DM 125,725,733, respectively. Such shareholder loans are required to be paid in their entirety before dividends may be paid or other distributions may be made in respect of the shares of KVB and the Company, including the 10% interests of CCH and Ben Bartel.

(E) ECO I, CCH, ECO II and Ben Bartel have agreed that KVB should be merged into the Company pursuant to Section 2 Subsection 1 of the German Merger Act (UmwG) with effect from 30 November 1985 upon the terms and conditions of a merger agreement (the "Merger Agreement").

(F) It being further intended by all shareholders that following the merger, the stated capital of the Company shall be increased to DM 200,000.

(G) As part of the transactions referred to in (E) and (F) above, ECO I and ECO II have agreed to contribute their shareholder loans to the capital reserves of KVB and the Company and have waived any obligations on the part of CCH and Ben Bartel to contribute ratably to such capital reserves. In consideration of such waiver and because such contribution would have the effect of increasing the value of the 10% interests of CCH and Ben Bartel substantially beyond their fair market value, CCH and Ben Bartel have agreed to reduce their current holdings to 5% by foregoing their pro rated subscription right in the capital increase to DM 200,000 and undertake to sell and transfer to the Company for DM 1 quarterly decreasing portions of their residual shareholding interests in the Company, depending on the length of time Ben Bartel continues to work with the Company, all as more fully set forth in this Agreement.

(H) It is the understanding and expectation of the parties that the agreements of CCH and Ben Bartel referred to in (G), taken as a whole, reflect a full and fair adjustment of the value of CCH's and Ben Bartel's interests in the Company. It is also the understanding and expectation of the parties that the agreements of CCH and Ben Bartel referred to in (G) are conditions precedent to the transactions referred to in (E) and (F) above and that the shareholders of ECO I and ECO II have relied on such agreements and would not have given the waiver referred to in (G) above or given their consent to the contribution of the shareholder loans to the capital reserves of KVB and the Company unless each and every one of such agreements were given full effect in accordance with their terms.

TERMS AGREED

1. In consideration of the waiver of the loans and contribution to paid up surplus pursuant to Clause 2 below:

1.1 Ben Bartel and CCH hereby agree to exercise their subscription right in the capital increase of the Company following the merger with KVB only to such an extent as will result in a reduction of their aggregate shareholding in the Company to 5% effective upon the recording of the capital increase to DM 200,000 in the register court of the Company. For the avoidance of doubt Ben Bartel and CCH shall be able to exercise such limited subscription right in whatever combination and allocation between them they choose at their sole discretion.

1.2 Ben Bartel and CCH hereby irrevocably waive their respective subscription rights to the extent that they undertake in lit 1.1 above not to exercise same.

1.3.1 With effect upon the later of recording of the merger, the subsequent capital increase to DM 200,000 and the subsequent capital increase to DM 10,000,000 in the register court of the Company, Ben Bartel and CCH, acting as joint and several obligors, hereby irrevocably offer to sell and transfer to the Company, upon the termination of Ben Bartel's employment with the Company, a percentage of their total shareholding in the Company as of the date of such effectiveness equal to 75% less the product of 6.25% and the number of the whole calendar quarters elapsed since

         July 1, 1996 to the date of such termination. For purposes of this clause 1.3.1, Ben Bartel's employment with the Company shall be considered to have terminated on the date of the Company's notice to him of termination, in the event of termination for cause pursuant to his service agreement, on the date of his notice to the Company, in the event of termination by Ben Bartel, and on the date of expiration of any notice period under the service agreement, in the event of any other termination.

         Ben Bartel and CCH undertake to declare the appropriate share split and Ben Bartel undertakes to give the required consent to the share split on behalf of the Company. For the avoidance of doubt the share sale and transfer may be performed by either Ben Bartel and/or CCH in whatever combination and allocation they choose at their sole discretion.

1.3.2    Any undistributed profits are sold along with the shares.

1.3.3 The total purchase price for the shareholdings sold and transferred pursuant to the offer extended under 1.3.1 above amounts to DM 1,-. Thus, the individual purchase price for each quota amounts to a fraction of DM 1,-. The purchase price has to be paid immediately.

1.3.4 Ben Bartel and CCH each warrant that the separate quotas sold by them are free of third party rights (other than any such rights under the Articles of Association of the Company) and that they can freely dispose of their respective shares.

1.3.5 Any cost arising from the acceptance of this offer shall be borne by Ben Bartel and CCH on a pro rated basis according to their shares sold.

1.3.6 The offers made under 1.3.1 may be accepted in due form any time after the corresponding termination has become effective.

1.3.7 In the event that a court should not consider the share sale and transfer agreed upon pursuant to the options legally effective, the following shall apply:

         (a) The lowest admissible acquisition price shall be payable as determined by the court pursuant to Section 317 BGB and

         (b) Ben Bartel and CCH are each obligated to contribute to capital reserves of KVB and the Company amounts sufficient to cause their contribution to be ratable with that of ECO I and ECO II upon the cancellation of shareholder loans referred to in Art. 2 plus (8%) interest on such amounts from the date hereof.

         (c) The payments becoming due according to lit (a) and (b) have to be set off. Any balance has to be paid immediately to the person entitled thereto.

2. In consideration for the (rounded up to the nearest DM 100.-) realignment of shareholdings and the sale and transfer option extended above:

2.1 ECO I hereby waives, with immediate effect, the shareholder loans (if any) together with any accrued interest (the "KVB Waiver Amount") owed by KVB to it. The waiver shall operate to contribute the KVB Waiver Amount to the capital reserves (Kapitalrucklage) of KVB according to
         Section 272 subsection 2(4) of the German Commercial Code and KV hereby accepts the waiver of shareholder loans in the KVB Waiver Amount as a contribution of the amount to its capital reserves.

2.2 ECO I hereby assigns, with immediate effect, to KVB the shareholder loans owned by Kabelvision Management GmbH ("KVM") to ECO I in the principal amount of DM 40,943,267 together with accrued interest (the "KVM Assignment Amount"). The waiver shall operate contribute the KVM Assignment Amount of the capital reserves (Kapitalrucklage) of KVB according to Section 272 subsection 2(4) of the German Commercial Code and KVB hereby accepts the assignment of shareholder loans owed by KVM to ECO I the KVM Assignment Amount as a contribution of that amount to its capital resources.

2.3 ECO II hereby waives, with immediate effect, shareholder loans in the principal amount of DM 125,725,733 together with accrued interest (the "KVM Waiver Amount") owed by the Company to it. The waiver shall operate to contribute the

         KVM Waiver Amount to the capital reserves (Kapitalrucklage) of the Company according to Section 272 subsection 2(4) of the German Commercial Code and the Company hereby accepts the waiver of shareholder loans in the KVM Waiver Amount as a contribution of that amount to its capital reserves.

         Each of ECO I and ECO II hereby warrants to Ben Bartel and CCH that, with effect from the waiver and assignment of shareholder loans set out herein, that there will be no sums due or owing from KVB, the Company or any of their subsidiary companies to either ECO I or ECO II or any of their limited partners or general partners.

3. ECO I and ECO II agree that, as promptly as practicable following the merger of KVB and the Company, they will take such action as shall be necessary to amend the Articles of Association of the Company so as to implement the following arrangements:

3.1 In the event of the issuance by the Company of any additional shares to any of the Shareholders for an effective price of less than eight times the amount by which four times the Company's operating cash flow (as defined in the Shareholders Agreement) for the last quarter of the fiscal year ended most recently prior to the date of issuance exceeds the amount of the Company's indebtedness for borrowed money as of such date, Ben Bartel, Paul Thomason and Ernst Uhlig (the "Management Shareholders") shall have the right, exercisable by notice to the other Shareholders, to sell and transfer such portion of their pre-emptive rights to subscribe for such shares as will be sufficient to generate proceeds in an amount that would equal the subscription price for the balance of such shares, provided that such proceeds are so applied.

3.2 In exercising the right of sale and transfer in 3.1, the Management Shareholders shall first offer the relevant subscription rights to the other Shareholders and only if such Shareholders do not take up such offer with a period of [5] Business Days may the Management Shareholders offer and sell such rights to third parties.

3.3 ECO I and ECO II shall procure that the foregoing arrangements shall be binding on their limited partners following the dissolution of ECO I and ECO II.

4. The costs of this deed shall be borne by the Company as the beneficiary of the loan waivers.

5. In the event that one or more of the provisions in this Agreement shall be, or shall be deemed to be, invalid or unenforceable, or this Agreement is incomplete, the validity and enforceability of the other provisions of this Agreement shall not be affected thereby. In such case the parties hereto agree on such valid and enforceable provision or on provisions completing this Agreement which are commensurate with the commercial intent of this Agreement.

6. The Agreement and any relations which may arise between the parties hereto shall be governed by and construed in accordance with the laws of the Federal Republic of Germany. Non-exclusive jurisdiction shall vest in the courts of Frankfurt am Main for the purpose of settling all disputes arising out of this Agreement.

The above deed was read to the parties present .......

(C) The 10% interests referred to above were issued to Ben Bartel and CCH at the time of formation of KVB and the Company in recognition of Ben Bartel's contribution to their organization

(D) The operations of KVB and the Company since their formation have been virtually entirely financed by shareholder loans from ECO I and ECO II in the principal amounts of DM 37,880,911 and DM 129,955,000, respectively. Such shareholder loans are required to be paid in their entirety before dividends may be paid or other distributions may be made in respect of the shares of KVB and the Company, including the 10% interests of CCH and Ben Bartel.

(E) ECO I, CCH, ECO II and Ben Bartel have agreed that KVB should be merged into the Company pursuant to Section 2 Subsection 1 of the German Merger Act (UmwG) with effect from 30 November 1985 upon the terms and conditions of a merger agreement (the "Merger Agreement").

(F) It being further intended by all shareholders that following the merger, the stated capital of the Company shall be increased to DM 200,000.

(G) As part of the transactions referred to in (E) and (F) above, ECO I and ECO II have agreed to contribute their shareholder loans to the capital reserves of KVB and the Company and have waived any obligations on the part of CCH and Ben Bartel to contribute ratably to such capital reserves. In consideration of such waiver and because such contribution would have the effect of increasing the value of the 10% interests of CCH and Ben Bartel substantially beyond their fair market value, CCH and Ben Bartel have agreed to reduce their current holdings to 5% by foregoing their pro rated subscription right in the capital increase to DM 200,000 and undertake to sell and transfer to the Company for DM 1 quarterly decreasing portions of their residual shareholding interests in the Company, depending on the length of time Ben Bartel continues to work with the Company, all as more fully set forth in this Agreement.

         (a) The lowest admissible acquisition price shall be payable as determined by the court pursuant to Section 317 BGB and

         (b) Ben Bartel and CCH are each obligated to contribute to capital reserves of KVB and the Company amounts sufficient to cause their contribution to be ratable with that of ECO I and ECO II upon the cancellation of shareholder loans referred to in Art. 2 plus (8%) interest on such amounts from the date hereof.

         (c) The payments becoming due according to lit (a) and (b) have to be set off. Any balance has to be paid immediately to the person entitled thereto.

2. In consideration for the (rounded up to the nearest DM 100.-) realignment of shareholdings and the sale and transfer option extended above:

2.1 ECO I hereby waives, with immediate effect, the shareholder loans (if any) together with any accrued interest (the "KVB Waiver Amount") owed by KVB to it. The waiver shall operate to contribute the KVB Waiver Amount to the capital reserves (Kapitalrucklage) of KVB according to
         Section 272 subsection 2(4) of the German Commercial Code and KV hereby accepts the waiver of shareholder loans in the KVB Waiver Amount as a contribution of the amount to its capital reserves.

2.2 ECO I hereby assigns, with immediate effect, to KVB the shareholder loans owned by Kabelvision Management GmbH ("KVM") to ECO I in the principal amount of DM 37,880,911 together with accrued interest (the "KVM Assignment Amount"). The waiver shall operate contribute the KVM Assignment Amount of the capital reserves (Kapitalrucklage) of KVB according to Section 272 subsection 2(4) of the German Commercial Code and KVB hereby accepts the assignment of shareholder loans owed by KVM to ECO I the KVM Assignment Amount as a contribution of that amount to its capital resources.

2.3 ECO II hereby waives, with immediate effect, shareholder loans in the principal amount of DM 129,955,000 together with accrued interest (the "KVM Waiver Amount") owed by the Company to it. The waiver shall operate to contribute the

         KVM Waiver Amount to the capital reserves (Kapitalrucklage) of the Company according to Section 272 subsection 2(4) of the German Commercial Code and the Company hereby accepts the waiver of shareholder loans in the KVM Waiver Amount as a contribution of that amount to its capital reserves.

         Each of ECO I and ECO II hereby warrants to Ben Bartel and CCH that, with effect from the waiver and assignment of shareholder loans set out herein, that there will be no sums due or owing from KVB, the Company or any of their subsidiary companies to either ECO I or ECO II or any of their limited partners or general partners.

3. ECO I and ECO II agree that, as promptly as practicable following the merger of KVB and the Company, they will take such action as shall be necessary to amend the Articles of Association of the Company so as to implement the following arrangements:

3.1 In the event of the issuance by the Company of any additional shares to any of the Shareholders (other than as part of a transaction involving a sale fo shares to persons that are not Shareholders) for an effective price of less than eight times the amount by which four times the Company's operating cash flow (as defined in the Shareholders Agreement) for the last quarter of the fiscal year ended most recently prior to the date of issuance exceeds the amount of the Company's indebtedness for borrowed money as of such date, Ben Bartel, Paul Thomason and Ernst Uhlig (the "Management Shareholders") shall have the right, exercisable by notice to the other Shareholders, to sell and transfer such portion of their pre-emptive rights to subscribe for such shares as will be sufficient to generate proceeds in an amount that would equal the subscription price for the balance of such shares, provided that such proceeds are so applied.

3.2 In exercising the right of sale and transfer in 3.1, the Management Shareholders shall first offer the relevant subscription rights to the other Shareholders and only if such Shareholders do not take up such offer with a period of [5] Business Days may the Management Shareholders offer and sell such rights to third parties.

3.3 ECO I and ECO II shall procure that the foregoing arrangements shall be binding on their limited partners following the dissolution of ECO I and ECO II.

4. The costs of this deed shall be borne by the Company as the beneficiary of the loan waivers.

5. In the event that one or more of the provisions in this Agreement shall be, or shall be deemed to be, invalid or unenforceable, or this Agreement is incomplete, the validity and enforceability of the other provisions of this Agreement shall not be affected thereby. In such case the parties hereto agree on such valid and enforceable provision or on provisions completing this Agreement which are commensurate with the commercial intent of this Agreement.

6. The Agreement and any relations which may arise between the parties hereto shall be governed by and construed in accordance with the laws of the Federal Republic of Germany. Non-exclusive jurisdiction shall vest in the courts of Frankfurt am Main for the purpose of settling all disputes arising out of this Agreement.

The above deed was read to the parties present .......

                            SHAREHOLDER APPROVAL



        The undersigned hereby approves the substitution of pages 2, 5, 6 and 7 (distributed by facsimile from Shearman & Sterling on June, 1996 and marked
"PM 14/6/96 Changes") to Schedule 6 to the Shareholders Agreement anticipated to be dated 17 June, 1996 among Advent International Funds, Morgan Stanley Funds, Chestnut Hill Media, Inc., ECO Holdings II Ltd, KPN Kabel B.V., Willard Holdings Inc and Woodward Holdings Inc, Ben K. Bartel and Charlotte Cable Holdings Inc., other Shareholders and Kabelmedia Beteiligungs GmbH.





                           WILLARD HOLDINGS, INC.

                           WOODWARD HOLDINGS, INC.
                           -----------------------
                         (Print name of Shareholder)


                           By /s/
                              ------------------------------
                           Name:   J.C.C. Meggs
                           Title:  Attorney-In-Fact






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sent by an attorney or his/her agent, is intended to be confidential and for
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this message may also be for the purpose of rendering legal advice and thereby priviledged. If the reader of this message is not the intended recipient, you are hereby notified that any retention, dissemination, distribution or copy of this telecopy is strictly prohibited. If you have received this facsimile in error, please immediately notify us by telephone and return the original message to us at the address above via the mail service (we will reimburse
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

                            SHAREHOLDER APPROVAL



        The undersigned hereby approves the substitution of pages 2, 5, 6 and 7 (distributed by facsimile from Shearman & Sterling on 14 June, 1996 and marked "PM 14/6/96 Changes") to Schedule 6 to the Shareholders Agreement anticipated to be dated 17 June, 1996 among Advent International Funds, Morgan Stanley Funds, Chestnut Hill Media, Inc., ECO Holdings II Ltd, KPN Kabel B.V., Willard Holdings Inc and Woodward Holdings Inc, Ben K. Bartel and Charlotte Cable Holdings Inc., other Shareholders and Kabelmedia Betelligungs GmbH.





                           LLOYD P. BARTEL

                           WOODWARD HOLDINGS, INC.
                         ---------------------------
                         (Print name of Shareholder)


                           By /s/ LLOYD P. BARTEL
                              ------------------------------
                           Name:
                           Title:






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the use of only the individual or entity above.  If the recipient is a client, this message may also be for the purpose of rendering legal advice and thereby priviledged. If the reader of this message is not the intended recipient, you are hereby notified that any retention, dissemination, distribution or copy of this telecopy is strictly prohibited. If you have received this facsimile in error, please immediately notify us by telephone and return the original message to us at the address above via the mail service (we will reimburse postage). Thank you.

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


                            SHAREHOLDER APPROVAL



        The undersigned hereby approves the substitution of pages 2, 5, 6 and 7 (distributed by facsimile from Shearman & Sterling on 14 June, 1996 and marked "PM 14/6/96 Changes") to Schedule 6 to the Shareholders Agreement anticipated to be dated 17 June, 1996 among Advent International Funds, Morgan Stanley Funds, Chestnut Hill Media, Inc., ECO Holdings II Ltd, KPN Kabel B.V., Willard Holdings Inc and Woodward Holdings Inc, Ben K. Bartel and Charlotte Cable Holdings Inc., other Shareholders and Kabelmedia Betelligungs GmbH.





                           ALLSTATE INSURANCE COMPANY

                           ---------------------------
                           (Print name of Shareholder)


                           By /s/
                              ------------------------------
                           By /s/
                              ------------------------------
                              Authorized Signature



Confidentiality Note: The information translated in this fascimile message is sent by an attorney or his/her agent, is intended to be confidential and for the use of only the individual or entity above. If the recipient is a client, this message may also be for the purpose of rendering legal advice and thereby priviledged. If the reader of this message is not the intended recipient, you are hereby notified that any retention, dissemination, distribution or copy of this telecopy is strictly prohibited. If you have received this facsimile in error, please immediately notify us by telephone and return the original message to us at the address above via the mail service (we will reimburse postage). Thank you.

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                          call us soon as possible.

                            SHAREHOLDER APPROVAL



        The undersigned hereby approves the substitution of pages 2, 5, 6 and 7 (distributed by facsimile from Shearman & Sterling on 14 June, 1996 and marked "PM 14/6/96 Changes") to Schedule 6 to the Shareholders Agreement anticipated to be dated 17 June, 1996 among Advent International Funds, Morgan Stanley Funds, Chestnut Hill Media, Inc., ECO Holdings II Ltd, KPN Kabel B.V., Willard Holdings Inc and Woodward Holdings Inc, Ben K. Bartel and Charlotte Cable Holdings Inc., other Shareholders and Kabelmedia Betelligungs GmbH.





                           /s/
                          -------------------------
                         (Print name of Shareholder)


                           By
                              ------------------------------
                           Name:  JOHN G. BERYLSON







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the use of only the individual or entity above.  If the recipient is a client,
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priviledged.  If the readerof this message is  not the intended recipient, you are hereby notified that any retention, dissemination, distribution or copy of this telecopy is strictly prohibited. If you have received this facsimile in error, please immediately notify us by telephone and return the original message to us at the address above via the mail service (we will reimburse postage). Thank you.

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

                            SHAREHOLDER APPROVAL



        The undersigned hereby approves the substitution of pages 2, 5, 6 and 7 (distributed by facsimile from Shearman & Sterling on 14 June, 1996 and marked "PM 14/6/96 Changes") to Schedule 6 to the Shareholders Agreement anticipated to be dated 17 June, 1996 among Advent International Funds, Morgan Stanley Funds, Chestnut Hill Media, Inc., ECO Holdings II Ltd, KPN Kabel B.V., Willard Holdings Inc and Woodward Holdings Inc, Ben K. Bartel and Charlotte Cable Holdings Inc., other Shareholders and Kabelmedia Betelligungs GmbH.





                           E.C.O. Holdings, Cayman, Ltd
                           ----------------------------
                           (Print name of Shareholder)


                           By /s/ BARBRA L. MANFREY
                              ------------------------------
                           Name:  Barbara L. Manfrey
                           Title: Director






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are hereby notified that any retention, dissemination, distribution or copy of this telecopy is strictly prohibited.  If you have received this facsimile in
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message to us at the address above via the mail service (we will reimburse
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                         call us as soon as possible.

                            SHAREHOLDER APPROVAL



        The undersigned hereby approves the substitution of pages 2, 5, 6 and 7 (distributed by facsimile from Shearman & Sterling on 14 June, 1996 and marked "PM 14/6/96 Changes") to Schedule 6 to the Shareholders Agreement anticipated to be dated 17 June, 1996 among Advent International Funds, Morgan Stanley Funds, Chestnut Hill Media, Inc., ECO Holdings II Ltd, KPN Kabel B.V., Willard Holdings Inc and Woodward Holdings Inc, Ben K. Bartel and Charlotte Cable Holdings Inc., other Shareholders and Kabelmedia Betelligungs GmbH.




                          PAUL E. HOEN/KPN KATSEZ
                          -- -----------------------
                         (Print name of Shareholder)


                           By /s/
                              ------------------------------
                           Name:
                           Title:






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this message may also be for the purpose of rendering legal advice and thereby priviledged. If the reader of this message is not the intended recipient, you are hereby notified that any retention, dissemination, distribution or copy of this telecopy is strictly prohibited. If you have received this facsimile in error, please immediately notify us by telephone and return the original message to us at the address above via the mail service (we will reimburse postage). Thank you.

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                         call us as soon as possible.

                            SHAREHOLDER APPROVAL



        The undersigned hereby approves the substitution of pages 2, 5, 6 and 7 (distributed by facsimile from Shearman & Sterling on 14 June, 1996 and marked "PM 14/6/96 Changes") to Schedule 6 to the Shareholders Agreement anticipated to be dated 17 June, 1996 among Advent International Funds, Morgan Stanley Funds, Chestnut Hill Media, Inc., ECO Holdings II Ltd, KPN Kabel B.V., Willard Holdings Inc and Woodward Holdings Inc, Ben K. Bartel and Charlotte Cable Holdings Inc., other Shareholders and Kabelmedia Betelligungs GmbH.






                         ---------------------------
                         (Print name of Shareholder)


                           By /s/
                              ------------------------------
                           Name:
                           Title:






Confidentiality Note: The information transmitted in this fascimile message is sent by an attorney or his/her agent, is intended to be confidential and for the use of only the individual or entity above. If the recipient is a client, this message also be for the purpose of rendering legal advice and thereby priviledged. If the readerof this message is not the intended recipient, you are hereby notified that any retention, dissemination, distribution or copy of this telecopy is strictly prohibited. If you have received this facsimile in error, please immediately notify us by telephone and return the original message to us at the address above via the mail service (we will reimburse
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


                            SHAREHOLDER APPROVAL



        The undersigned hereby approves the substitution of pages 2, 5, 6 and 7 (distributed by facsimile from Shearman & Sterling on 14 June, 1996 and marked "PM 14/6/96 Changes") to Schedule 6 to the Shareholders Agreement anticipated to be dated 17 June, 1996 among Advent International Funds, Morgan Stanley Funds, Chestnut Hill Media, Inc., ECO Holdings II Ltd, KPN Kabel B.V., Willard Holdings Inc and Woodward Holdings Inc, Ben K. Bartel and Charlotte Cable Holdings Inc., other Shareholders and Kabelmedia Betelligungs GmbH.






                         ---------------------------
                         (Print name of Shareholder)


                           By /s/
                              ------------------------------
                           Name:
                           Title:






Confidentiality Note: The information transmitted in this fascimile message is sent by an attorney or his/her agent, is intended to be confidential and for
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this message also be for the purpose of rendering legal advice and thereby priviledged. If the readerof this message is not the intended recipient, you are hereby notified that any retention, dissemination, distribution or copy of this telecopy is strictly prohibited. If you have received this facsimile in error, please immediately notify us by telephone and return the original message to us at the address above via the mail service (we will reimburse
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


                            SHAREHOLDER APPROVAL



        The undersigned hereby approves the substitution of pages 2, 5, 6 and 7 (distributed by facsimile from Shearman & Sterling on 14 June, 1996 and marked "PM 14/6/96 Changes") to Schedule 6 to the Shareholders Agreement anticipated to be dated 17 June, 1996 among Advent International Funds, Morgan Stanley Funds, Chestnut Hill Media, Inc., ECO Holdings II Ltd, KPN Kabel B.V., Willard Holdings Inc and Woodward Holdings Inc, Ben K. Bartel and Charlotte Cable Holdings Inc., other Shareholders and Kabelmedia Betelligungs GmbH.






                         ---------------------------
                         (Print name of Shareholder)


                           By /s/
                              ------------------------------
                           Name:
                           Title:






Confidentiality Note: The information transmitted in this fascimile message is sent by an attorney or his/her agent, is intended to be confidential and for the use of only the individual or entity above. If the recipient is a client, this message also be for the purpose of rendering legal advice and thereby priviledged. If the readerof this message is not the intended recipient, you are hereby notified that any retention, dissemination, distribution or copy of this telecopy is strictly prohibited. If you have received this facsimile in error, please immediately notify us by telephone and return the original message to us at the address above via the mail service (we will reimburse
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


                            SHAREHOLDER APPROVAL



        The undersigned hereby approves the substitution of pages 2, 5, 6 and 7 (distributed by facsimile from Shearman & Sterling on 14 June, 1996 and marked "PM 14/6/96 Changes") to Schedule 6 to the Shareholders Agreement anticipated to be dated 17 June, 1996 among Advent International Funds, Morgan Stanley Funds, Chestnut Hill Media, Inc., ECO Holdings II Ltd, KPN Kabel B.V., Willard Holdings Inc and Woodward Holdings Inc, Ben K. Bartel and Charlotte Cable Holdings Inc., other Shareholders and Kabelmedia Betelligungs GmbH.





                         Ben Bartel
                         ---------------------------
                         (Print name of Shareholder)


                           By /s/  BEN BARTEL
                              ------------------------------
                           Name:  Ben Bartel
                           Title:






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are hereby notified that any retention, dissemination, distribution or copy of this telecopy is strictly prohibited.  If you have received this facsimile in
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message to us at the address above via the mail service (we will reimburse
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


                            SHAREHOLDER APPROVAL



        The undersigned hereby approves the substitution of pages 2, 5, 6 and 7 (distributed by facsimile from Shearman & Sterling on 14 June, 1996 and marked "PM 14/6/96 Changes") to Schedule 6 to the Shareholders Agreement anticipated to be dated 17 June, 1996 among Advent International Funds, Morgan Stanley Funds, Chestnut Hill Media, Inc., ECO Holdings II Ltd, KPN Kabel B.V., Willard Holdings Inc and Woodward Holdings Inc, Ben K. Bartel and Charlotte Cable Holdings Inc., other Shareholders and Kabelmedia Betelligungs GmbH.





                         Charlotte Cable Holdings, Inc.
                         ------------------------------
                         (Print name of Shareholder)


                           By /s/  BEN BARTEL
                              ------------------------------
                           Name:  Ben Bartel
                           Title: President






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are hereby notified that any retention, dissemination, distribution or copy of
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


                            SHAREHOLDER APPROVAL



        The undersigned hereby approves the substitution of pages 2, 5, 6 and 7 (distributed by facsimile from Shearman & Sterling on 14 June, 1996 and marked "PM 14/6/96 Changes") to Schedule 6 to the Shareholders Agreement anticipated to be dated 17 June, 1996 among Advent International Funds, Morgan Stanley Funds, Chestnut Hill Media, Inc., ECO Holdings II Ltd, KPN Kabel B.V., Willard Holdings Inc and Woodward Holdings Inc, Ben K. Bartel and Charlotte Cable Holdings Inc., other Shareholders and Kabelmedia Betelligungs GmbH.





                         Kabelmedia Beteiligungs GmbH
                         -----------------------------
                         (Print name of Shareholder)


                           By /s/ BEN BARTEL
                              ------------------------------
                           Name:  Ben Bartel
                           Title: Geschaftsfurer






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